              --------------------------------------------------
              --------------------------------------------------

                           LEASE AGREEMENT (G-BEAL)

                          dated as of April 30, 1994

                                    between

                    United States Trust Company of New York
                   as Trustee of "AFG/British Airways Trust"

                                    Lessor

                                      and

                Internationale Nederlanden Aviation Lease B.V.

                                    Lessee

                               One Used Lockheed

                                 L-1011-385-50
                                   Aircraft
                         Manufacturers Serial No. 1145
                         U.K. Registration Mark G-BEAL

                                      and

                      Three Rolls-Royce RB211-22B Engines
                         and Related Parts and Records

                               TABLE OF CONTENTS
                               -----------------

1.  DEFINITIONS.......................................................         1

    1.1   ACMI Lease..................................................         1
    1.2   Acceptance Certificate (Interim)............................         1
    1.3   Acceptance Certificate (Final)..............................         1
    1.4   Acceptance Certificate (Return).............................         1
    1.5   Aircraft....................................................         2
    1.6   Airframe....................................................         2
    1.7   Airworthiness Directive.....................................         2
    1.8   Applicable Laws.............................................         2
    1.9   APU.........................................................         2
    1.10  BA..........................................................         2
    1.11  Basic Rent..................................................         2
    1.12  Basic Term..................................................         2
    1.13  Beneficiary.................................................         2
    1.14  Business Day(s).............................................         2
    1.15  CAA.........................................................         2
    1.16  Certificated Air Carrier....................................         3
    1.17  Cycle.......................................................         3
    1.18  Day.........................................................         3
    1.19  Delivery Date...............................................         3
    1.20  Dollars or $................................................         3
    1.21  Engine......................................................         3
    1.22  Escrow Account..............................................         3
    1.23  Event of Default............................................         3
    1.24  Excepted Payments...........................................         3
    1.25  FAA.........................................................         3
    1.26  Federal Aviation Act........................................         3
    1.27  Final Month Hours...........................................         3
    1.28  Guarantor...................................................         3
    1.29  Guaranty....................................................         4
    1.30  Hour(s).....................................................         4
    1.31  Lease.......................................................         4
    1.32  Lease Commencement Date.....................................         4
    1.33  Lease Documents.............................................         4
    1.34  Lessee......................................................         4
    1.35  Lessor......................................................         4
    1.36  Lessor's Lien...............................................         4
    1.37  Lien........................................................         4
    1.38  Maintenance Program.........................................         4
    1.39  Maintenance Reserve.........................................         4

    1.40  Manuals and Technical Records...............................         4
    1.41  Modification Payment........................................         4
    1.42  Officer's Certificate.......................................         5
    1.43  Operative Documents.........................................         5
    1.44  Optional Modifications......................................         5
    1.45  Overdue Rate................................................         5
    1.46  Parts.......................................................         5
    1.47  Permitted Liens.............................................         5
    1.48  Permitted Sublease..........................................         5
    1.49  Permitted Sublessee.........................................         5
    1.50  Person......................................................         5
    1.51  Rent........................................................         5
    1.52  Rent Payment Date...........................................         5
    1.53  Replacement Engine..........................................         6
    1.54  Return Location.............................................         6
    1.55  Rolls-Royce.................................................         6
    1.56  Sublessee...................................................         6
    1.57  Stipulated Loss Value.......................................         6
    1.58  Supplemental Rent...........................................         6
    1.59  Tax.........................................................         6
    1.60  Term........................................................         6
    1.61  Total Loss..................................................         6
    1.62  U.K.........................................................         7

2.  AGREEMENT TO LEASE; TERM..........................................         7

    2.1   Leasing of Aircraft.........................................         7
    2.2   Acceptance..................................................         7
    2.3   Delivery of Aircraft........................................         7
    2.4   Term........................................................         7
    2.5   Guaranty....................................................         7


3.  LESSEE'S REPRESENTATIONS, WARRANTIES AND COVENANTS................         7

    3.1   Organization; Good Standing; Certification..................         7
    3.2   Authority; Consent..........................................         8
    3.3   Legal, Valid and Binding....................................         8
    3.4   Compliance with Other Instruments...........................         8
    3.5   Governmental Consents.......................................         8
    3.6   No Adverse Agreements.......................................         8
    3.7   No Defaults or Violations...................................         8
    3.8   Litigation..................................................         8
    3.9   No Total Loss or Event of Default...........................         9
    3.10  Financial Statements........................................         9

    3.11  Financial and Other Information to be Supplied..............         9

4.  LESSOR'S REPRESENTATIONS, WARRANTIES AND AGREEMENTS...............         9

5.  CONDITIONS PRECEDENT..............................................         9

    5.1   Conditions Precedent to Obligation of Lessor to
          Lease Aircraft..............................................         9
    5.2   Conditions Precedent to Obligation of Lessee to
          Lease Aircraft..............................................        11

6.  PAYMENTS..........................................................        12

    6.1   Basic Rent..................................................        12
    6.2   Net Lease; No Set-off or Deductions.........................        12
    6.3   Immediately Available Funds.................................        13
    6.4   Supplemental Rent...........................................        13

7.  DISCLAIMER OF WARRANTIES AND MANUFACTURERS' WARRANTIES............        14

    7.1   Disclaimer..................................................        14
    7.2   Other Warranties............................................        14

8.  USE, OPERATION AND MAINTENANCE....................................        15

    8.1   General.....................................................        15
    8.2   Operation and Use...........................................        15
    8.3   Maintenance in General......................................        16
    8.4   Specific Items of Maintenance...............................        17
    8.5   Parts.......................................................        17
    8.6   Airworthiness Directives....................................        18
    8.7   Modification Payments by the Government.....................        19
    8.8   Corrosion Control...........................................        19
    8.9   Modifications...............................................        19
    8.10  Possession..................................................        20
    8.11  Reports.....................................................        20
    8.12  Right to Inspect............................................        21
    8.13  Aircraft Records............................................        21
    8.14  Maintenance Reserves........................................        21

9.  RETURN OF AIRCRAFT................................................        22

    9.1   Return Location, Notices, Costs, Taxes and Fees.............        22
    9.2   Return of Other Engines.....................................        22

    9.3   Condition of Aircraft.......................................        23
    9.4   Condition of Airframe.......................................        24
    9.5   APU.........................................................        24
    9.6   Borescope Inspection........................................        24
    9.7   Inspection..................................................        25
    9.8   Operational Ground Check....................................        25
    9.9   Operational Check Flight....................................        25
    9.10  Acceptance..................................................        25
    9.11  Deferred Return Condition Discrepancy Correction............        26
    9.12  Costs.......................................................        26
    9.13  Manuals and Technical Records...............................        26
    9.14  Lessee's Special Exterior Markings..........................        26
    9.15  Ownership...................................................        26
    9.16  Early Termination...........................................        27

10. TITLE; REGISTRATION; LIENS........................................        27

    10.1  Title.......................................................        27
    10.2  Registration................................................        27
    10.3  Liens.......................................................        27
    10.4  Notice of Ownership.........................................        27

11. INSURANCE.........................................................        28

    11.1  All-Risk Insurance..........................................        28
    11.2  War Risk Insurance..........................................        28
    11.3  Liability Insurance.........................................        29
    11.4  Additional Requirements; Loss Payment.......................        29
    11.5  No Set-Off..................................................        30
    11.6  Notice of Material Alteration or Cancellation...............        30
    11.7  Application of Hull Insurance Proceeds......................        30
    11.8  Insurance for Own Account...................................        30
    11.9  Reports.....................................................        31
    11.10 Continuing Insurance........................................        31

12. LOSS, DAMAGE OR REQUISITION.......................................        31

    12.1  Total Loss of Airframe......................................        31
    12.2  Engine Loss.................................................        32
    12.3  Repairable Damage; Use of Insurance Proceeds................        32
    12.4  Payments from Governmental Authorities for
          Requisition of Title or Use; Requisition....................        33
    12.5  Application of Payments During Existence of
          Event of Default............................................        33

13. EVENTS OF DEFAULT.................................................        33

    13.1  Failure to Make Payments....................................        33
    13.2  Failure to Obtain or Maintain Insurance.....................        33
    13.3  Failure to Perform Other Obligations........................        33
    13.4  Representations and Warranties Untrue.......................        34
    13.5  Guaranty....................................................        34
    13.6  Insolvency or Bankruptcy.....................................       34

14. REMEDIES..........................................................        35

15. INDEMNITIES.......................................................        36

    15.1  General Indemnification and Waiver of Certain Claims........        36
    15.2  Taxes and Other Charges.....................................        38
    15.3  Continuing Indemnification..................................        38

16. TRANSFER, ASSIGNMENT AND SUBLEASE.................................        38

    16.1  Assignment or Encumbrance by Lessor.........................        38
    16.2  Sublease of Aircraft or Assignment by Lessee................        39
    16.3  Consolidation, Merger or Transfer by Lessee.................        39
    16.4  Nonrecourse As to Trustee...................................        39

17. NOTICES...........................................................        39

18. LESSOR'S RIGHT TO PERFORM FOR LESSEE..............................        40

19. MISCELLANEOUS.....................................................        40

    19.1  Waivers, Headings...........................................        40
    19.2  Counterparts................................................        41
    19.3  Agreement to Lease..........................................        41
    19.4  Governing Law...............................................        41
    19.5  Benefit and Binding Effect..................................        41
    19.6  Further Assurances..........................................        41

Exhibit A Description of Aircraft.....................................       A-1
Exhibit B Acceptance Certificate (Interim)............................       B-1
Exhibit C Acceptance Certificate (Final)..............................       C-1
Exhibit D Acceptance Certificate (Return).............................       D-1
Exhibit E Guaranty by Internationale Nederlanden Lease Holding N.V....       E-1
Exhibit F Acceptance Flight Report....................................       F-1

                           LEASE AGREEMENT (G-BEAL)
                           ------------------------

     This LEASE AGREEMENT (G-BEAL), dated as of April 30, 1994, ("Lease"), is by and between United States Trust Company of New York, a New York corporation, having its principal place of business at 114 West 47th Street, New York, NY 10036, solely as successor trustee under the Amended and Restated Trust Agreement "AFG/British Airways Trust" dated as of June 29, 1987 and not in its individual capacity ("Lessor") and Internationale Nederlanden Aviation Lease B.V., a Netherlands corporation, having its principal place of business at Karspeldreef 14, 1101 CK Amsterdam-Zuidoost, The Netherlands ("Lessee");

                                  WITNESSETH
                                  ----------

     WHEREAS, Lessor desires to lease the Aircraft to Lessee and Lessee desires to lease the Aircraft from Lessor in each case pursuant to the terms and conditions of this Lease;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows.

     SECTION 1.  DEFINITIONS

     The following terms shall have the following respective meanings for all purposes of this Agreement:

          1.1 "ACMI Lease" means any arrangement whereby Lessee (or Sublessee) agrees to furnish the Aircraft to a third party pursuant to which (i) Sublessee's crew at all times shall maintain full operational control of the Aircraft, (ii) the Aircraft shall be operated solely by regular employees of Sublessee possessing all current appropriate CAA or Swedish Civil Aviation Authority certificates and licenses (it being understood that cabin attendants need not be regular employees of Sublessee), (iii) the insurance required under
Section 11 shall remain in full force and effect, (iv) the Aircraft shall be maintained in accordance with Sublessee's normal maintenance practices and as required by the terms of this Lease and (v) the term of any such ACMI Lease does not extend beyond the Term.

          1.2 "Acceptance Certificate (Interim)" means a certificate in substantially the form of Exhibit B to be executed by Lessor and Lessee on the date Lessee takes possession of the Aircraft in Roswell, New Mexico.

          1.3 "Acceptance Certificate (Final)" means a certificate in substantially the form of Exhibit C hereto, to be executed by Lessor and Lessee on the Delivery Date as required under Section 2.2.

          1.4 "Acceptance Certificate (Return)" means a certificate in substantially the form of Exhibit D hereto, to be executed by Lessor and Lessee on the return of the Aircraft to Lessor as required by Section 9.1 hereof.

          1.5 "Aircraft" means (A) that certain Lockheed L-1011-385-50 Airframe identified and described in Exhibit A hereto (including all Parts comprising such Airframe) together with the three Rolls-Royce RB211-22B Engines delivered in connection therewith as identified and described in Exhibit A hereto (or any engine substituted for any of said Engines pursuant to Section 9.2 or Section
12.2 of this Lease), whether or not any of such initial Engines or substitute engines may from time to time be installed on such Airframe or may be installed on any other airframe or on any other aircraft; and (B) where the context permits, the Manuals and Technical Records.

          1.6 "Airframe" means the Aircraft except the Engines or engines from time to time installed thereon and the Manuals and Technical Records.

          1.7 "Airworthiness Directive(s)" has the meaning given in Section 8.6 hereof.
          1.8 "Applicable Law" means all applicable laws and treaties of any government and applicable, legally adopted rules, regulations, and orders of any governmental body, instrumentality, agency or authority.

          1.9  "APU" means auxiliary power unit.

          1.10 "BA" means British Airways PLC, its successors and assigns.

          1.11 "Basic Rent" means the rent payable on Rent Payment Dates throughout the Basic Term for the Aircraft pursuant to 6.1 of the Lease.

          1.12 "Basic Term" means the period during which Lessee shall lease the Aircraft in accordance with this Lease, which shall be a period commencing on the Delivery Date and ending on the sixth month anniversary of the Delivery Date.

          1.13 "Beneficiary" (collectively "Beneficiaries") means each of American Income Partners III A Limited Partnership, American Income Partners III B Limited Partnership, American Income Partners III C Limited Partnership, American Income Partners III D Limited Partnership, American Income 7 Limited Partnership and American Income 8 Limited Partnership, the owners of 100% of the beneficial interest under that certain Amended and Restated Trust Agreement "AFG/British Airways Trust" dated as of June 29, 1987 pursuant to which Lessor, as trustee and not in its individual capacity is the owner of the Aircraft and is Lessor hereunder.

          1.14 "Business Day(s)" means any day other than a Saturday, a Sunday or a day on which commercial banking institutions are authorized by law to be closed in any city where the principal business office of Lessor is located or The Netherlands.

          1.15 "CAA" means the Civil Aviation Authority of Sweden, or a successor agency.

          1.16 "Certificated Air Carrier" means a Person qualified under the Air Navigation Order 1989 under the laws of the United Kingdom or the laws of the Kingdom of Sweden or any successor thereto to be designated by Lessor as the Person in whose name the Aircraft is to be registered and otherwise qualified under Applicable Law to operate the Aircraft.

          1.17 "Cycle" means one take-off and landing of the Aircraft.

          1.18 "Day" means one calendar day when used to measure intervals in the Maintenance Program relating to hard time calendar controlled parts.

          1.19 "Delivery Date" means the date on which Lessee executes and delivers to Lessor an Acceptance Certificate (Final) for the Aircraft, in accordance with Section 2.2.

          1.20 "Dollars or $" means United States Dollars.

          1.21 "Engine" means: any or all of the Rolls-Royce RB211-22B engines identified and described in Exhibit A, whether or not from time to time installed on such Airframe or installed on any other airframe; and any engine that may from time to time be substituted, pursuant to Section 9.2 or Section
12.2 of this Lease, for such Engine and constituting a Replacement Engine.

          1.22 "Escrow Account" means any account established by Lessor at National Westminster Bank USA pursuant to the provisions of Section 8.14 hereof.

          1.23 "Event of Default" has the meaning given in Section 13 hereof.

          1.24 "Excepted Payments" means all public liability insurance and any proceeds thereof paid or payable as a result of claims paid or losses suffered by Lessor and any indemnity or other amount payable in favor of Lessor in its individual capacity or in favor of Beneficiary, including, without limitation, any payments pursuant to Section 15 hereof.

          1.25 "FAA" means the United States Federal Aviation Administration of the United States Department of Transportation, and any agency or instrumentality of the United States government succeeding to its functions.

          1.26 "Federal Aviation Act" means the Federal Aviation Act of 1958, as amended, or any subsequent legislation that amends, supplements or supersedes the Federal Aviation Act.

          1.27 "Final Month Hours" shall have the meaning set forth in Section 8.14.

          1.28 "Guarantor" means International Nederlanden Lease Holding N.V., a Netherlands corporation.

          1.29 "Guaranty" means the Guaranty in substantially the form of Exhibit E hereto, pursuant to which Guarantor is guaranteeing the obligations of Lessee hereunder.

          1.30 "Hour(s)" means Aircraft flight time, expressed in hours, or part thereof, between take-off and landing.

          1.31 "Lease" means this Lease Agreement as the same may be modified, amended or supplemented from time to time pursuant to the terms hereof.

          1.32 "Lease Commencement Date" means the date designated for the commencement of the Lease as set forth on the Acceptance Certificate (Final).

          1.33 "Lease Documents" means the Lease with attachments and schedules and those documents in the form of Exhibits A through E hereto.

          1.34 "Lessee" means Internationale Nederlanden Aviation Lease B.V., a Netherlands corporation, its successors and permitted assigns.

          1.35 "Lessor" means United States Trust Company of New York, a New York corporation, not in its individual capacity but solely as trustee of the "AFG/British Airways Trust" its successors and assigns.

          1.36 "Lessor's Lien" means any Lien arising as a result of (i) claims against Lessor or any Beneficiary not related to the transactions contemplated by this Lease, (ii) any act or omission of Lessor or any Beneficiary which is not related to the transactions contemplated by this Lease or is in violation of any of the terms of this Lease, or (iii) arising out of claims against Lessor or any Beneficiary with respect to Taxes against which Lessee is not required to indemnify Lessor or any Beneficiary.

          1.37 "Lien" means any mortgage, pledge, lien, charge, encumbrance, lease or security interest relating to the Aircraft, the Lease or any Part, as the context may require.

          1.38 "Maintenance Program" has the meaning given in Section 8.3 hereof.

          1.39 "Maintenance Reserve" has the meaning given in Section 8.14 hereof.

          1.40 "Manuals and Technical Records" means all such manuals, technical data, log books and other records pertaining to the Aircraft (including, without limitation, the technical manuals and aircraft records listed in the Acceptance Certificate (Final)) to be maintained by Lessee as shall be required to comply with the requirements of the CAA or otherwise by Applicable Law.

          1.41 "Modification Payment" has the meaning given in Sections 8.7 hereof.

          1.42 "Officer's Certificate" means as to any company a certificate signed by any officer duly authorized to execute such certificate.

          1.43 "Operative Documents" means the Lease Documents, each document provided by or entered into by Lessee, Guarantor and Lessor in conjunction with this Lease.

          1.44 "Optional Modifications" has the meaning given in Section 8.9 hereof.

          1.45 "Overdue Rate" means the rate of interest per annum, announced from time to time by the Bank of Boston in Boston, Massachusetts as its "base" rate of interest which serves as the basis on which effective rates of interest for loans are calculated, plus 3.0 percentage points; each change in such base rate shall cause an equal and corresponding change in the Overdue Rate.

          1.46 "Parts" means all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than Engines or engines), which may from time to time be incorporated or installed in or attached to the Airframe or any Engine or so long as title thereto shall remain vested in Lessor in accordance with Section 8.5 hereof after removal therefrom.

          1.47 "Permitted Liens" means (a) the respective rights of Lessor and Lessee as provided herein, including, without limitation, any encumbrance which Lessor has caused to be placed on the Aircraft as permitted pursuant to Section
16.1 hereof; (b) the rights of others under agreements or arrangements to the extent expressly permitted in Section 8.10 hereof; (c) Liens for Taxes either not yet due or being contested in good faith (and for the payments of which adequate reserves have been provided by Lessee or Sublessee) by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of the Airframe or any Engine; (d) material suppliers', mechanics', workers', repairers', employees' or other like liens arising in the ordinary course of business and for amounts the payment of which is not yet deliquent and so long as such proceedings do not involve a material danger of the sale, forfeiture or loss of the Airframe or any Engine; and (e) Lessor's Liens.

          1.48 "Permitted Sublease" means a sublease meeting the requirements of
Section 16.2 hereof.

          1.49 "Permitted Sublessee" means any sublessee under a Permitted Sublease.

          1.50 "Person" means an individual, partnership, corporation, business trust, joint venture, governmental authority or other entity of whatever nature.

          1.51 "Rent" means Basic Rent and Supplemental Rent.

          1.52 "Rent Payment Date" has the meaning given in Section 6.1 hereof.

          1.53 "Replacement Engine" means an engine of the same or an improved model as an Engine being replaced pursuant to Sections 9.2 or 12.2 hereof, which is suitable for installation and use on the Airframe without impairing the value or utility of the Airframe and having a time status, modification status, value, manufacturer's warranty status, condition and utility at least equal to the Engine it is replacing (assuming such Engine was in the modification status, condition, and repair required by the terms hereof immediately prior to being replaced). Any such Replacement Engine shall be an Engine hereunder.

          1.54 "Return Location" has the meaning given in Section 9.1(a) hereof.

          1.55 "Rolls-Royce" means Rolls-Royce Commercial Aero Engines Limited.

          1.56 "Sublessee" means Air Operations of Europe.

          1.57 "Stipulated Loss Value" for the Aircraft means eight million dollars ($8,000,000).

          1.58 "Supplemental Rent" means all monetary amounts, liabilities and obligations (other than Basic Rent) which Lessee assumes or agrees to pay under any Lease Document to Lessor including, without limitation, Maintenance Reserves and Stipulated Loss Value.

          1.59 "Tax" means all license and registration fees and all taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever together with any penalties, additions to tax, fines or interest thereon.

          1.60 "Term" means the Basic Term pursuant to Sections 2.4 and any extension thereof pursuant to the terms hereof or otherwise as Lessor and Lessee may hereinafter agree.

          1.61 "Total Loss" with respect to the Aircraft, Airframe, any Engine or the Manuals and Technical Records means any of the following events with respect to such property: (i) loss of such property or the use thereof due to theft of disappearance for more than 90 days; (ii) loss of such property or the use thereof due to destruction, damage beyond repair or rendition of such property permanently unfit for normal use; (iii) any event which should or does result in the receipt of insurance proceeds with respect to such property on the basis of a total loss, arranged total loss or constructive total loss; (iv)(A) the condemnation, taking, confiscation or seizure of title to the Aircraft or Airframe (B) the condemnation, taking, confiscation or seizure of the use of the Aircraft or Airframe for a period equal to the shorter of 180 days or the date the Aircraft is required to be returned to Lessor pursuant to Section 9 hereof by any Person; or (v) with respect to any Engine, the taking of title or requisition for use by any government and any divestiture of title deemed a Total Loss pursuant to Section 12.2 of this Lease. A Total Loss with respect to the Aircraft shall be deemed to occur if a Total Loss occurs with respect to the Airframe.

          1.62 "U.K." means the United Kingdom of Great Britain and Northern Ireland.

    SECTION 2. AGREEMENT TO LEASE: TERM.
               ------------------------

          2.1  Leasing of Aircraft.  Subject to the terms and conditions of the
               -------------------
Lease Documents, and in reliance upon the agreements, representations and warranties therein contained and made pursuant hereto, Lessee agrees to provisionally accept the Aircraft for lease hereunder pursuant to the provisions of the Acceptance Certificate (Interim) and Lessor, agrees to lease the Aircraft to Lessee pursuant to the terms thereof.

          2.2  Acceptance. Subject to the terms and conditions of the Lease
               ----------
Documents, and in reliance upon the agreements, representations and warranties therein contained and made pursuant thereto, Lessee hereby agrees to lease the Aircraft from Lessor hereunder on the Delivery Date, such leasing to be evidenced by Lessee executing and delivering the Acceptance Certificate (Final), and (to the extent that it has not already done so) to execute and deliver all other Operative Documents and certificates and take all other actions as are required to be executed and delivered or taken by Lessee on or before the Delivery Date pursuant to the terms of the Operative Documents.

          2.3  Delivery of Aircraft.  The Aircraft shall be delivered to Lessee
               --------------------
by Lessor for purposes of this Lease at Roswell, New Mexico, USA pursuant to the provisions of the Acceptance Certificate (Interim) and Gatwick Airport, London, U.K. on the Delivery Date.

          2.4  Term.  Except as otherwise provided herein, the Aircraft shall
               ----
be leased for a term which comprises the Basic Term and any extension thereof pursuant to the terms hereof except that the Term shall end upon any earlier termination of this Lease in accordance with its terms.

          2.5  Guaranty.  Simultaneously with the execution and delivery of the
               --------
Acceptance Certificate (Interim) by Lessee and Lessor hereunder, Guarantor shall execute and deliver the Guaranty in favor of Lessor.

    SECTION 3. LESSEE'S REPRESENTATIONS, WARRANTIES AND COVENANTS.
               --------------------------------------------------
Lessee represents, warrants and agrees as follows:

          3.1  Organization: Good Standing: Certification.  Lessee is a
               ------------------------------------------
corporation duly incorporated, validly existing and in good standing under the laws of The Netherlands and has the corporate power and authority to own or hold under lease its properties and to enter into and perform its obligations hereunder. Lessee is duly qualified and authorized to do business wherever the nature of its activities or properties requires such authorization. Sublessee is as of the date hereof and at all times during the Term shall remain a Certificated Air Carrier.

          3.2  Authority: Consent. Lessee has the full power, authority and
               ------------------
legal right to execute, deliver and perform the terms of each of the Operative Documents to which it is a party. The execution, delivery and performance of each of the Operative Documents to which it is a party have been duly authorized by all necessary corporate action of Lessee and do not require any stockholder approval or approval or consent of, or notice to, any trustee or holders of any indebtedness or obligations of Lessee.

          3.3  Legal, Valid and Binding. Each of the Operative Documents to
               ------------------------
which Lessee is a party has been duly executed and delivered by Lessee and constitutes the legal, valid and binding obligations of Lessee, enforceable in accordance with its terms.

          3.4  Compliance with Other Instruments. To the best of Lessee's
               ---------------------------------
knowledge, neither the execution, delivery or performance by Lessee of the Operative Documents to which it is a party nor the consummation or performance by Lessee of the transactions contemplated therein will conflict with or result in any violation of, or constitute a default under, the certificate of incorporation or by-laws of Lessee or any agreement, mortgage, indenture, lease or other instrument or any Applicable Law by which Lessee or its properties or assets are bound.

          3.5  Governmental Consents. Neither the execution and delivery of any
               ---------------------
of the Operative Documents nor the performance of any of the transactions contemplated thereby by Lessee requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect to the CAA, or any other governmental authority or agency, including any judicial body.

          3.6  No Adverse Agreements. Lessee is not a party to any agreement or
               ---------------------
instrument or subject to any charter or any corporate restriction, which if performed in accordance with terms, would materially and adversely affect Lessee's financial condition, business or operations or the ability of Lessee to perform its obligations under any of the Operative Documents to which it is a party.

          3.7  No Defaults or Violations. Lessee is not and during the Term will
               -------------------------
not be in default under any mortgage, deed of trust, indenture or other instrument or agreement to which Lessee is a party or by which it or any of its properties or assets may be bound, or be in violation of any Applicable Law, which default or violation would have a material adverse effect on the financial condition, business or operations of Lessee or its ability to perform any of its obligations under any of the Lease Documents to which it is a party.

          3.8  Litigation. There are no pending or, to the best of Lessee's
               ----------
knowledge after due inquiry, threatened actions or proceedings by or before any court, administrative agency, regulatory authority or arbitrator which would if decided against Lessee either individually or in the aggregate materially and adversely affect the financial condition, business or operations of Lessee or the ability of Lessee to perform its obligations under any of the Operative Documents to which it is a party.

          3.9  No Total Loss or Event of Default. No event or circumstance
               ---------------------------------
exists which, upon delivery and leasing of the Aircraft hereunder, would cause the creation of a Total Loss or an Event of Default hereunder.

          3.10 Financial Statements. The audited consolidated balance sheet of
               --------------------
Guarantor and its subsidiaries, as of the end of each of its last three fiscal years (up to December 31, 1993) and the related audited consolidated statements of income and changes in financial position for the years then ended and the unaudited consolidated balance sheet of Guarantor and its subsidiaries as of March 31, 1994 and the related statements of income and changes in financial position for the 3 months then ended (copies of each of which will be furnished to Lessor), each prepared in accordance with generally accepted accounting principles and practices, fairly and accurately present the financial position of Guarantor and its affiliates, as of the dates thereof and for the periods covered thereby. Since March 31, 1994, there has been no material adverse change in the financial condition, business, operations or prospects of Guarantor.


          3.11 Financial and Other Information to be Supplied. Lessee agrees to
               ----------------------------------------------
furnish to Lessor during the Term:

               (a) As soon as possible and in any event within 5 days after the occurrence of an Event of Default which is continuing, an Officer's Certificate setting forth in detail the nature of such Event of Default and the action which Lessee proposes to take with respect thereto;

               (b) from time to time, such other information relating to its financial, operational or business affairs or conditions as Lessor may reasonably request.

     SECTION 4. LESSOR'S REPRESENTATIONS, WARRANTIES AND AGREEMENTS.
                ---------------------------------------------------

     Lessor covenants that provided no Event of Default has occurred and remains unremedied, neither it nor anyone claiming exclusively by, through or under Lessor or any Beneficiary will interfere with Lessee's quiet enjoyment of the Aircraft during the Term.

     SECTION 5. CONDITIONS PRECEDENT.
                --------------------

          5.1  Conditions Precedent to Obligation of Lessor to Lease Aircraft.
               --------------------------------------------------------------
The obligation of Lessor to lease the Aircraft to Leasee under this Lease is subject to the fulfillment to the satisfaction of Lessor, on or before the Delivery Date or concurrently with Lessor's leasing of the Aircraft hereunder, of the following conditions precedent:

               (a) Each of the Operative Documents shall have been duly authorized, executed and delivered by the respective party or parties thereto and shall be satisfactory in form and substance satisfactory to Lessor, and an executed original or conformed copy, as appropriate, of the Operative Documents shall have been delivered to Lessor and, where appropriate in due form of recordation with the CAA;

               (b) On the Delivery Date for the Aircraft (i) the representations and warranties of Lessee contained in the Lease Documents shall be true and accurate; (ii) nothing shall have occurred which materially and adversely has affected or will affect the ability of Lessee to carry on its business and to perform its obligations under the Lease Documents; and (iii) no event shall have occurred and be continuing, or would result from the lease of the Aircraft, which constitutes an Event of Default.

               (c) No change shall have occurred after the date of this Agreement in Applicable Law that in the opinion of Lessor would make it illegal for Lessor to maintain its interest in the Aircraft.

               (d) In furtherance of and not in limitation of its rights set forth in Section 5.1(a), Lessor shall have received the following, in each case in form and substance satisfactory to it:

               (i) incumbency certificates of Lessee and Guarantor regarding the officers of Lessee and Guarantor authorized to execute and deliver the Operative Documents to which each is a party, respectively;

               (ii) an insurance report of an independent insurance broker and certificates of insurance, as to Lessee's due compliance with the terms of
Section 11 of this Lease;

               (iii) certified copies of all documents evidencing the corporate actions of Lessee and Guarantor, duly authorizing the lease by Lessee of the Aircraft hereunder and the execution, delivery and performance by Lessee of each of the Lease Documents to which it is a party and by Guarantor of the Guaranty;

               (iv) such other documents and evidence with respect to Lessee as Lessor may reasonably request in order to consummate the transactions contemplated by the Lease Documents, the taking of all corporate actions in connection therewith and compliance with the conditions herein set forth.

               (e) a favorable opinion from Mr. Henk Stoltz, Counsel to Lessee and Guarantor, covering such matters incident to the transactions contemplated hereby as it may reasonably request.

               (f) Concurrent with the acceptance of the Aircraft for lease hereunder, Lessee shall have deposited into the Escrow Account the sum of $145,000 representing an advance payment of the Maintenance Reserve for 200 Hours of usage of the Aircraft during the sixth month of the Term as calculated pursuant to the provisions of Section 8.14 hereof.

          5.2  Conditions Precedent to Obligation of Lessee to Lease Aircraft.
               --------------------------------------------------------------
The obligation of Lessee to lease the Aircraft from Lessor under the Lease is subject to the fulfillment to the satisfaction of Lessee, on or before Delivery Date or concurrently with Lessee's execution of the Acceptance Certificate (Final), of the following conditions precedent:

           (a) The Aircraft shall hold a valid U.K. Standard Certificate of Airworthiness and shall be duly registered with the CAA;

           (b) The Engines shall be serviceable in accordance with the written standards of Rolls-Royce reasonably applicable to the Engines;

           (c) The landing gear of the Aircraft shall be serviceable;

           (d) The Aircraft shall be in compliance with all outstanding Airworthiness Directives, compliance with which is mandatory on the Delivery Date;

           (e) Lessee, at its expense, shall have boroscopically inspected the Engines and shall have reasonably concluded that the condition of the Engines is satisfactory to it.

           (f) The Aircraft shall in addition be in the following condition:

           (i) The Aircraft shall be clean by United States commercial airline standards and shall have received an external washing and interior deep cleaning;

           (ii)The Aircraft shall have had accomplished thereon all outstanding deferred maintenance items.

           (iii)The Aircraft shall have been maintained by cleaning and treating of all mild corrosion and correcting of all moderate and severe or exfoliated corrosion in accordance with the recommendations of the manufacturer of the Airframe. All fuel tanks shall be free of leaks.

           (iv)The cockpit shall be clean and pain shall not be cracked or peeled. There shall be no defective items in the Aircraft's interior.

           (v) The fuselage shall be in good repair, and shall be free of (i) dents, abrasions or scab patches, and (ii) loose or pulled rivets, impact damage to the Aircraft caused by ground handling equipment or impact damage caused by foreign objects.

           (vi)All Parts shall be serviceable in accordance with CAA standards.

          (g) Lessee shall use its best efforts to assist Lessor in complying with the conditions set forth in this Section 5.2(f) by submitting, at the request of Lessor, a workscope to Lessor for such compliance work and performing or causing to be performed the portions of such work authorized by Lessor. All costs and expenses of any such work shall be for the account of Lessor and shall be paid promptly upon receipt by Lessor of invoice(s) therefor. In the event Lessor shall fail to meet any of the conditions set forth in Section 5.2(f), the corresponding condition in Section 9 to any such condition shall be deemed to be waived by Lessor.

     SECTION 6. PAYMENTS.
                --------

          6.1  Basic Rent. During the Basic Term Lessee shall pay Lessor in
               ----------
advance, in accordance with the provisions of Section 6.3 hereof Basic Rent in the amount of $100,000 per month. Basic Rent shall be payable on the Lease Commencement Date and thereafter on the same day of each month during each of the five successive calendar months (each such day a "Rent Payment Date").

          6.2  Net Lease: No Set-off or Deductions. (a) This Lease is a net
               -----------------------------------
lease. Except as set forth in Section 6.2(c) Lessee acknowledges and agrees that its obligations to pay all Rent due and owing under the terms hereof shall not be affected by any circumstance whatsoever, including, without limitation any set-off, counterclaim, recoupment, defense or other right which Lessee may have against Lessor or anyone else for any reason whatsoever, any defect in the airworthiness, eligibility for registration with the CAA, or any damage to or loss or destruction of, the Aircraft, or any interference, interruption or cessation in or prohibition of the use or possession thereof by Lessee for any reason whatsoever, including, without limitation, any such interference, interruption, cessation or prohibition resulting from the act of any governmental authority, any Liens, or rights of others with respect to the Aircraft, the invalidity or unenforceability or lack of due authorization or other infirmity of this Lease or any lack of right, power or authority of Lessor or Lessee to enter into this Lease, any insolvency, bankruptcy, reorganization or similar proceedings by or against Lessee, Lessor, or any other person, or any other cause whether similar or dissimilar to the foregoing, any present or future law notwithstanding, it being the intention of the parties hereto that, except as provided in Section 6.2(c) and (d) all Rent payable by Lessee hereunder shall continue to be payable in all events in the manner and at the times provided herein. Except as set forth in Section 6.2(c), such Rent shall not be subject to any abatement and the payments hereof shall not be subject to any set-off or reduction for any reason whatsoever.

     (b) To the extent permitted by Applicable Law, each of Lessee and Lessor hereby waives any rights which it may now have or which may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease except in accordance with the terms hereof.

     (c) Notwithstanding anything contained in this Lease to the contrary, if Lessor shall breach its covenant contained in Section 4 hereof, Lessee shall be entitled to suspend payments of Basic Rent required to be made by Lessee hereunder during the period that, as a results of a breach of the covenant of quiet enjoyment set forth in Section 4 hereof, Lessee shall be deprived of possession or use of the Aircraft. Notwithstanding anything contained in this Lease to the contrary, of Lessor shall breach any of its payment obligations contained in Section 8.3 or 8.6 hereof, Lessee shall be entitled to offset against such obligations of Lessor to Lessee Lessee's obligation to pay Rent hereunder.

     (d) In the event that during the Term maintenance to the Aircraft is required the cost of which will, under the terms of Section 8.3 or 8.6, as the case may be, be for the account of Lessor and if a reputable third-party aircraft maintenance provider selected by Lessee certifies in writing to Lessor and Lessee that the projected costs of such maintenance are an amount which exceeds the amount then in the Escrow Account plus the sum of all unpaid Basic Rent with respect to the remaining balance of the Basic Term (other than any portion of such remaining Basic Rent which Lessee intends to use as an offset of other defaults by Lessor in accordance with Section 6.2(c)), then in any such circumstance and, after five (5) Business Days from Lessor's actual receipt of written notice requesting adequate assurances of Lessor's financial ability to meet the cost of any such maintenance, Lessor has been unable to give adequate assurances to Lessee which in Lessee's reasonable judgment, exercised in good faith, constitutes such adequate assurances, then Lessee may upon not less than ten (10) days' prior written notice to Lessor return the Aircraft to Lessor pursuant to the provisions of Section 9 hereof and all obligations of Lessee to pay Basic Rent shall terminate upon such return.

          6.3  Immediately Available Funds.  All payments of Rent shall be made
               ---------------------------
in United States Dollars by wire transfer in immediately available funds by 12:00 noon EST or EDT, as the case may be, on the day in question to Lessor at National Westminster Bank USA, 80 Pine Street, New York, NY 10005, ABA
No. 021 000 322 Account No. 2181-01-7572, Re: AFG RENT ESCROW, with sufficient information to identify the source and application of such funds. If any Rent is due on a day which is not a Business Day, it shall be due on the immediately preceding Business Day.

          6.4  Supplemental Rent.  Lessee also agrees to pay to Lessor, in
               -----------------
accordance with the provisions of Section 6.3 hereof, any and all Supplemental Rent when the same shall become due and owing, and in the event of any failure on the part of the Lessee to pay any Supplemental Rent, Lessor shall have all rights, powers and remedies provided for herein or by law or equity in the case of nonpayment of Basic Rent. Lessee will also pay, on demand, as Supplemental Rent, interest at the Overdue Rate on any part of any installment of Basic Rent not paid when due for any period for which the same shall be overdue and, to the extent permitted by Applicable Law, on any payment of Supplemental Rent not paid when due for the period until the same shall be paid.

     SECTION 7. DISCLAIMER OF WARRANTIES AND MANUFACTURERS' WARRANTIES.
                ------------------------------------------------------
          7.1  Disclaimer.  THE AIRCRAFT IS TO BE LEASED HEREUNDER "AS IS"
               ----------
AND "WHERE IS." LESSOR HAS NOT AND SHALL NOT BE DEEMED TO HAVE MADE (WHETHER BY VIRTUE OF HAVING LEASED THE AIRCRAFT UNDER THIS LEASE, OR HAVING ACQUIRED THE AIRCRAFT, OR HAVING DONE OR FAILED TO DO ANY ACT, OR HAVING ACQUIRED OR FAILED TO ACQUIRE ANY STATUS UNDER OR IN RELATION TO THIS LEASE OR OTHERWISE), AND LESSOR HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE (EXCEPT AS HEREIN BELOW PROVIDED), CONDITION, DESIGN, OPERATION, MERCHANTABILITY, FREEDOM FROM CLAIMS OF INTERFERENCE OR INFRINGEMENT OR THE LIKE, OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE AIRCRAFT, THE ABSENCE THEREFROM OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, OR AS TO ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY ARISING FROM A COURSE OF PERFORMANCE OR DEALING OR USAGE OF TRADE), WITH RESPECT TO THE AIRCRAFT; AND LESSEE HEREBY WAIVES, RELEASES, RENOUNCES AND DISCLAIMS EXPECTATION OF OR RELIANCE UPON ANY SUCH WARRANTY OR WARRANTIES. LESSOR SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY TO LESSEE OR ANY OTHER PERSON, WHETHER ARISING IN CONTRACT OR TORT OUT OF ANY NEGLIGENCE OR STRICT LIABILITY OF LESSOR OR OTHERWISE, FOR (I) ANY LIABILITY, LOSS OR DAMAGE CAUSED OR ALLEGED TO BE CAUSED DIRECTLY OR INDIRECTLY BY THE AIRCRAFT OR ANY ENGINE OR BY ANY INADEQUACY THEREOF OR DEFICIENCY OR DEFECT THEREIN OR BY ANY OTHER CIRCUMSTANCE IN CONNECTION THEREWITH (II) THE USE, OPERATION OR PERFORMANCE OF THE AIRCRAFT OR ANY RISKS RELATING THERETO, (III) ANY INTERRUPTION OF SERVICE, LOSS OF BUSINESS OR ANTICIPATED PROFITS OR CONSEQUENTIAL DAMAGES OR (IV) THE DELIVERY, OPERATION, SERVICING, MAINTENANCE, REPAIR, IMPROVEMENT OR REPLACEMENT OF THE AIRCRAFT. THE WARRANTIES AND REPRESENTATIONS SET FORTH IN THIS SECTION 7.1 ARE EXCLUSIVE AND IN LIEU OF ALL OTHER REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, AND LESSOR SHALL NOT BE DEEMED TO HAVE MADE ANY OTHER WARRANTIES, EXCEPT AND ONLY TO THE EXTENT OF THOSE WARRANTIES SET FORTH IN SECTION 4 OF THIS LEASE.

          7.2  Other Warranties.  So long as no Event of Default shall have
               ----------------
occurred, Lessor agrees that if there are any outstanding warranties of manufacturers and suppliers relating to the Aircraft or any of the Engines which would otherwise inure to the benefit of or be enforceable by Lessor during the Term, they shall, notwithstanding title to the Airframe and Engines being vested in Lessor, inure to the benefit of Lessee throughout the Term and Lessor agrees to authorize Lessee to exercise for the account of Lessor such rights as Lessor may have under such warranties.

     SECTION 8.USE, OPERATION AND MAINTENANCE
               ------------------------------

          8.1  General.  Lessee, subject to the provisions of Sections 8.3 and
               -------
8.14 hereof but otherwise at its sole costs and expense, shall service, repair, maintain and overhaul or cause the same to be done to the Airframe and each Engine under the Maintenance Program for so long as the Aircraft is in the possession of Lessee or subject to this Lease with the same or better care as used by Lessee with similar aircraft and engines, if any, owned by it or if Lessee does not own any such aircraft in at least as good manner and with at least as much care as used by Lessee with similar aircraft and engines leased from others. By way of expansion and not in limitation of the foregoing, Lessee agrees to (i) cause the Airframe and each Engine to be in as good operating condition as when delivered to Lessee hereunder, ordinary wear and tear excepted, (ii) keep the Aircraft in such condition as is necessary to enable the airworthiness certification of the Aircraft to be maintained in good standing at all times under Applicable Law, (iii) maintain the Manuals and Technical Records in the English language in accordance with such Maintenance Program and in a manner acceptable to the CAA and (iv) cause the Aircraft to be maintained in a manner which will not discriminate against the Aircraft compared with other similar aircraft owned or operated by Lessee.

          8.2  Operation and Use.
               -----------------
               (a) Lessee agrees not to operate or locate the Airframe or any Engine, or suffer the Airframe or any Engine to be operated or located, in any area (i) excluded from coverage by any insurance policy required to be maintained hereunder with respect to the Airframe or Engines at the time the Aircraft lands in a particular location or (ii) in any recognized or, in Lessor's reasonable judgment, threatened area of hostilities unless fully covered by war risk insurance meeting the terms of Section 11 hereof, except in the case of a requisition by the United States government, where Lessee obtains indemnity from the United States government against the risks in the amounts required by Section 11 hereof covering such area. In the event a location in which the Aircraft is located ceases to be approved under the terms of the insurance policy required to be maintained hereunder while the Aircraft is located in any such location, Lessee shall utilize its best efforts to cause the Aircraft to be immediately removed from such location. Lessee agrees not to operate the Aircraft, or suffer the Aircraft to be operated during the Term (1) unless the Aircraft is covered by insurance as required by the provisions of
Section 11 hereof or Lessee obtains indemnity from the United States government as set forth above or (2) contrary to the terms of such insurance as required by the provisions of Section 11 hereof.

               (b) Lessee agrees not to (i) operate the Airframe or any Engine or permit the Airframe or any Engine to be operated during the Term except in a passenger configuration, in commercial or other operations for which Sublessee is duly authorized by the CAA or otherwise in accordance with Applicable Law; or
(ii) use or permit the Aircraft to be used for a purpose for which the Aircraft is not designed or reasonably suitable. Lessee will not permit the Airframe or any Engine to be maintained, used or operated during the Term in violation of any Applicable Law, or contrary to any manufacturer's operating manuals or instructions.

          8.3  Maintenance in General.  (a) Lessee agrees it has the obligation
               ----------------------
to maintain and repair the Airframe and Engines utilizing the maintenance program of BA as approved by the CAA ("Maintenance Program"), so as to keep the Aircraft in at least as a good a condition during the Term as on Delivery Date and until the Aircraft is redelivered to Lessor pursuant to Section 9 hereof, ordinary wear and tear excepted, provided however that the costs of the
                                 -------- -------
following maintenance activities shall be for the account of Lessor and shall be paid promptly upon receipt by Lessor of invoice(s) therefor:

          (i) any and all off-wing Engine maintenance and repairs excluding any and all off-wing Engine maintenance and repairs required by negligence, abuse, mis-use by Lessee or Sublessee or elective alterations or elective Parts replacement by Lessee or Sublessee;

          (ii) any and all off-fuselage APU maintenance and repairs excluding any and all off-fuselage APU maintenance and repairs attributable to negligence, abuse, mis-use or elective Parts replacement by Lessee;

          (iii)landing gear overhauls or partial overhauls;

          (iv) "C" checks, "D" checks or their equivalent in accordance with the BA maintenance program.

(b) The following procedures shall be followed with respect to maintenance and repair work to be paid for by Lessor:

          (i) Lessee will forward to Lessor a quote for any such work from a CAA and FAA approved maintenance repair station, APU overhaul and repair station and engine overhaul and repair station, whichever is applicable;

          (ii) Lessor will, within 3 business days grant its consent for Lessee to undertake such work and provide reasonable evidence to Lessee that appropriate funds are available or will be made available to reimburse Lessee for its costs in performing such work, or alternatively Lessor will provide Lessee with a similar quote from its own sources and direct Lessee to have the work performed at the station of Lessor's choice provided that Lessor's choice meets all CAA and FAA requirements with respect to the Maintenance Program and provided that Lessor's choice of station can perform the work within the same time frame as any alternative station that Lessee may propose;

     (iii) With respect to any APU and Engine workscopes to be performed pursuant to the obligations of Lessor set forth in Section 8.3
               (a) (i) and (ii), Lessor may at its sole discretion elect at its expense to furnish a replacement APU and/or Replacement Engine provided such equipment meets all requirements and have enough remaining Days, Hours, Cycles prior to any scheduled overhaul to enable the Lessee to fully utilize the Aircraft without limitations throughout the remaining Basic Term of the Lease.

          8.4  Specific Items of Maintenance.  Lessee and Lessor agree that
               -----------------------------
maintenance and repairs shall include, but shall not be limited to, the following specific items:

               (a) to perform or have performed in accordance with Section 8.2(a) all routine maintenance work, including on-line maintenance on the Aircraft, and to ensure that all such maintenance shall be in accordance with the regulations and directives of the CAA or other applicable government authority. Lessee shall have all maintenance and repairs performed at repair facilities approved by the CAA;

               (b) to correct promptly and diligently any deficiences revealed at any time by any inspection of Lessor which under the Maintenance Program require proper repair, replacement, overhaul and adjustment;

               (c) to maintain all Aircraft documentation, including, without limitation, the Manuals and Technical Records, in compliance with CAA regulations and in up-to-date status, (if necessary, through manufacturers' revision service) and to make these available for review and copying by Lessor on reasonable notice at Lessee's principal maintenance base.

          8.5  Parts.
               -----
               (a) Unless the Airframe or an Engine has suffered a Total Loss, Lessee, at its own cost and expense, will during the Term promptly replace all Parts pursuant to Section 8.3 that may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever and shall replace such Parts as promptly as practicable with replacement Parts. All replacement Parts shall be made by the same manufacturer and of the same model number and modification status, or be CAA-approved substitutes normally used by BA, shall be free and clear of all Liens except Permitted Liens and shall be in at least as good operating condition as, and shall have a value, utility, and useful life at least equal to the Parts replaced assuming such replaced Parts were in the condition and repair required to be maintained by the terms thereof.

               (b) All Parts at any time removed from the Airframe or any Engine shall remain the property of Lessor and subject to this Lease, no matter where located, until such time as such Parts shall be replaced by Parts that have been incorporated or installed in or attached to such Airframe or Engine and that meet the requirements for replacement Parts specified in clause (a) of this Section 8.5. Immediately upon any replacement Part becoming incorporated or installed in or attached to such Airframe or Engine as provided in clause (a) hereof, without further act, (i) title to such replacement Part shall thereupon vest in Lessor; (ii) such replacement Part shall become subject to this Lease and be deemed part of such Airframe or Engine, as the case may be, for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to such Airframe or Engine; and (iii) title to the replaced Part shall thereupon vest in Lessee, free and clear of all rights of Lessor and shall no longer be deemed a Part hereunder.

               (c) Title to all Parts incorporated or installed in or attached or added to the Airframe or any Engine as the result of any alteration, modification or addition effected by Lessee shall, without further act vest in Lessor and become subject to this Lease.

          8.6  Airworthiness Directives.
               ------------------------

               (a) During the Term hereof Lessee agreees to comply with any airworthiness directive, Federal Aviation Regulations and Special Federal Aviation Regulations, manufacturers' mandatory service bulletin or any other mandatory regulation, directive or instruction ("Airworthiness Directive") which the FAA may from time to time issue (whether prior to or subsequent to the commencement of the Term) and with respect to which compliance is required during the Term in order to meet the requirements of Applicable Law for the public transport of passengers and/or cargo. All Airworthiness Directives shall be accomplished in accordance with all applicable bulletins and manuals published by the manufacturer of the Airframe or Engines or Parts.

               (b) Lessor shall hold title to any Parts included in a new system installed on the Aircraft pursuant to an Airworthiness Directive which is required by such Airworthiness Directive to be installed during the Term.

               (c) The cost of performing terminating action with respect to Rolls-Royce service bulletin 72-9569 and 72-9594 (both relating to the Engines) with current compliance date of July 31, 1994 (or any equivalent airworthiness directive that reflects the workscope of the above-referenced service bulletins) shall be for the account of Lessor and shall be paid promptly upon receipt by Lessor of invoice(s) therefor. Notwithstanding the provisions of Section 8.3 hereof, the cost of any other terminating action with respect to any other single Airworthiness Directive required to be performed pursuant to Section 8.6(a) are entirely for the account of Lessee if any such terminating action costs $50,000 or less; if such cost exceeds $50,000 but is less than $100,000, the amount by which such cost exceeds $50,000.00 shall be for the account of Lessor; if the cost of such terminating action exceeds $100,000.00, Lessor and Lessee shall share equally such cost to the extent it exceeds $100,000.00 or by written notice given to the other pursuant to Section 17 hereof either Party may terminate this Lease pursuant to the provisions of Section 9 hereof on the last day the Aircraft may be lawfully operated without complying with such Airworthiness Directive (it being understood that Lessee's compliance with the provisions of Section 9 shall be waived to the extend that such provisions require that such Airworthiness Directive be complied with); in any such event, no Basic Rent shall be due after the return of the Aircraft to Lessor and any per diem Basic Rent theretofore paid with respect to the period from the date of return of the Aircraft to the next Rent Payment Date (or if there is no next Rent Payment Date, the end of the Basic Term) shall be promptly repaid by Lessor to Lessee.


               (d) In the event an Airworthiness Directive can be complied with by both more frequent inspection of such Part or the Aircraft than had theretofore been the case or by terminating action, Lessee, unless otherwise directed by Lessor, shall comply with such Airworthiness directive by terminating action.


          8.7  Modification Payments by the Government. In the event that,
               ---------------------------------------
during the Term, Applicable Law shall provide for the payment to Lessee from a governmental entity (a "Modification Payment") with respect to a modification of the Aircraft, including without limitation, in whole or in part with respect to the retrofitting or replacement of the Engines in order for Lessee or Sublessee to comply with any laws or regulations relating to emissions, noise, or other pollution, environmental or fuel economy standards and requirements, Lessee shall comply with such law or regulation by performing upon the Aircraft such modifications as are required thereby, and only under such circumstances may Lessee or Sublessee retain such Modification Payment. In the event that Lessee is not required by such law or by this Agreement to perform any such modification upon the Aircraft and Lessee has not theretofore given to Lessor its irrevocable written commitment to perform such modification, Lessee shall pay Lessor, within 30 days of Lessee's receipt thereof the Modification Payment.

          8.8  Corrosion Control. Lessee shall carry out such work as may be
               -----------------
required for the control or corrosion, including, without limitation, periodic inspections for penetration of fuel tanks, periodic inspections and clean-up under galleys, forward and aft cargo pit areas and lavatories, periodic treatment of all mild and moderate corrosion and correcting of all severe or exfoliated corrosion, in accordance with the Maintenance Program.


          8.9  Modifications.
               -------------

               (a) Lessee, at its own expense, may from time to time make such alterations and modifications in and additions to the Airframe or any Engine as Lessee may deem desirable in the proper conduct of its business provided that no such alteration, modification or addition shall diminish the value or utility of the Aircraft, or impair the condition or airworthiness thereof, below the value, utility, condition and airworthiness thereof prior to such alteration, modification or addition assuming the Aircraft met the requirements of this Lease prior to such alteration, modification or addition. In addition, Lessee may, at any time during the Term remove any Part (a "Removable Improvement") pursuant to this paragraph, provided that (1) such Part is in addition to, and not in replacement of or substitution for, any part originally incorporated or installed in or attached to the Aircraft at the time of delivery thereof hereunder or any Part in replacement of, or substitution for any such Part, and
(2) such Part can be removed from the Aircraft without diminishing or impairing the value, utility, condition or airworthiness required to be maintained by the terms of this Lease which the Aircraft would have had at such time had such alteration, modification or addition not occurred. Upon removal of a Removable Improvement from the Aircraft, title thereto without further act shall vest in the Lessee. Notwithstanding the foregoing, Lessee shall not, without Lessor's prior written consent, make any modifications, alterations or additions not required by applicable law or the terms of this Lease, (collectively, "Optional Modifications") to the Aircraft. For the purposes of this section Optional Modifications shall exclude the modifications made by Lessee or Sublessee to standardize the Aircraft to Sublessee's fleet, but shall include all other Optional Modifications to the Aircraft with a cost of $25,000. All Optional Modifications shall be accomplished by Lessee at its own expense.

               (b) NOTWITHSTANDING ANY OTHER PROVISION OF THIS LEASE, NO OPTIONAL MODIFICATION SHALL BE MADE WITHOUT LESSOR'S PRIOR WRITTEN CONSENT (WHICH CONSENT MAY BE WITHHELD FOR ANY REASON WHATSOEVER) IF SUCH OPTIONAL MODIFICATION HAS THE EFFECT OF DECREASING THE UTILITY OR VALUE OF THE AIRCRAFT OR ADVERSELY AFFECTS ITS AIRWORTHINESS OR USE FOR TRANSPORTING PASSENGERS IN COMMERCIAL SERVICE.

          8.10 Possession. Lessee shall not sublease the Aircraft except to
               ----------
Sublessee or otherwise in any manner deliver, relinquish or transfer possession of the Airframe or any Engine to any person or install any Engine, or permit any Engine to be installed, on any airframe other than the Airframe, during the Term, without the prior written consent of Lessor, such consent not to be unreasonably withheld, provided, however, that so long as Lessee shall comply with the provisions of Section 11 hereof Lessee may, without the prior written consent of Lessor:

               (a) permit Sublessee to enter into an ACMI Lease in the ordinary course of Sublessee's business;

               (b) deliver possession of the Airframe or an Engine to BA or the manufacturer thereof for testing or other similar purposes or to any other qualified organization for service, repair, maintenance or overhaul work on the Airframe or Engines or for alterations or modifications in or additions to the Airframe or Engines, to the extent required or permitted by the terms of this Lease;

               (c) Notwithstanding any transfers of possession of the Airframe or any Engine permitted pursuant to this Section 8.10, Lessee shall at all times during the Term of this Lease remain fully liable and obligated to perform all of the terms of this Lease to the same extent as if such transfer had not occurred.

          8.11 Reports.  Lessee shall furnish to Lessor, on a monthly basis, the
               -------
Hours and Cycles of operation for the Airframe and Engines and such other information concerning the condition of the Aircraft as Lessor may hereafter request.

          8.12  Right to Inspect. (a) Lessor and its agents shall have the right
                ----------------
to inspect the Aircraft at any time reasonably selected so as not to interfere with Lessee's or Sublessee's normal passenger-carrying use of the Aircraft, upon giving Lessee reasonable notice, to ascertain the condition of the Aircraft and to satisfy Lessor that the Aircraft is being repaired and maintained in accordance with the requirements of this Lease. Lessee shall, at the request of Lessor, provide Lessor with such information concerning the location of the Aircraft as may be necessary to facilitate such inspection and shall permit any duly authorized representative of Lessor to be present during any overhaul or the performance of any major scheduled maintenance check of the Aircraft. The cost of the inspection or survey shall be paid by Lessee if the Aircraft, or any part thereof, is not in the condition required by this Lease but shall otherwise be for the account of Lessor. All repairs which shall be shown by the inspection or survey to be required shall be made at Lessee's or Lessor's expense, as the case may be, in accordance with the provisions of Section 8.3. All required repairs shall be performed as soon as practicable thereafter. In the event of a dispute between Lessor and Lessee as to the proper performance by Lessee of the repairs required hereunder, the decision of a publicly-recognized aircraft appraiser selected by Lessor and reasonably acceptable to Lessee of the Airframe, Engine or Part, as the case may be, shall control. The non-prevailing party shall be responsible for payment of all expenses of such appraiser incurred in connection with the rendering of its decision. Lessor shall have no duty to make any such inspection and shall not incur any liability or obligation by reason of not making such inspection.

               (b) Lessee shall make available to Lessor for its review or shall cause Sublessee to make available to Lessor for its review (1) such records as it may have in its possession which Lessor may request in the course of an inspection by Lessor as contemplated by subsection (a), above; (2) such other written communication with the CAA or other regulatory authority or any manufacturer as it may have in its possession relating to defects or malfunctions of the Aircraft or Parts or any other matters relating to the Aircraft; and (3) Sublessee's most recent CAA-approved operations specifications, including any amendments or additions made thereto.

          8.13 Aircraft Records. Lessee shall maintain or cause to be maintained
               ----------------
all records during the term of this Lease relating to the service, inspection, maintenance, modification, repair and overhaul of the Airframe, Engines and Parts installed therein as required by the CAA and the Maintenance Program which records will at all times be kept current and up-to-date.

          8.14 Maintenance Reserves. Within 5 business days following the day of
               --------------------
each month during the Term as the date of the month on which the Delivery Date falls, Lessee shall pay into the Escrow Account, maintenance reserves in the total amount of $725.00 for each Hour of use of the Aircraft during the preceding month ("Maintenance Reserve"). The amount in the Escrow Account shall be made available to Lessee for the ordinary and reasonable expenses of Lessee in performing the maintenance activities Lessor is required to pay for pursuant to Section 8.3. All Maintenance Reserve payments made by Lessee, including the advance payment made by Lessee under Section 5.1(f), will be held by Lessor in the Escrow Account. The balance in the Escrow Account will, during the Term, be used only to fulfill the obligation of Lessor under Section 8.3. Notwithstanding the foregoing, at the time the last Maintenance Reserve payment of Lessee under this Lease would be made, Lessee shall report the actual number of Hours flown by the Aircraft during the final 30 or 31 day period (as the case may be) of the Term ("Final Month Hours") and if such Final Month Hours are less than 200, then Lessor shall promptly remit it to Lessee, whether from the Escrow Account or otherwise, an amount equal to $725 multiplied by the number by which the Final Month Hours are less than 200. If such Final Month Hours exceed 200 Hours, Lessee shall promptly remit to Lessor in the manner set forth in Section 6.3 hereof, an amount equal to $725 multiplied by the number of Hours by which the Final Month Hours exceed
200. In the event that there is a remaining positive balance in the Escrow Account after all payments required to be made pursuant to this Section 8.14 have been made, any such balance shall be for the sole account of Lessor.

    SECTION 9. RETURN OF AIRCRAFT
               ------------------

          9.1  Return Location, Notices, Costs, Taxes and Fees. The return of
               -----------------------------------------------
the Aircraft at the expiration or earlier termination of this Lease shall be subject to the following provisions:

               (a) Return. At the end of the Term or upon the earlier
                   ------
termination of this Lease pursuant to Section 8.6 or 14 hereof, Lessee shall return the Airframe and Engines to Lessor at Roswell, New Mexico or at such location as Lessor in its sole discretion shall determine not to exceed the distance between London, U.K. and Roswell, New Mexico (the "Return Location"). In the event Lessee is returning the Aircraft to Lessor at the expiration of the Term, Lessor shall five Lessee at least 15 days advance written notice of such Return Location. The Aircraft at the time of its return shall be free and clear of all Liens other than Lessor's Liens. At the time of return of the Aircraft to Lessor, and provided Lessee is in compliance with the terms of this Lease, Lessor and Lessee shall execute an Acceptance Certificate (Return) at the Return Location.

               (b) Costs of Return. Lessee and Lessor agree that Lessee shall
                   ---------------
pay all costs of returning the Aircraft to Lessor including, but not limited to, fuel, oil, crew, inspections, insurance, maintenance, repairs, service and other costs of the Aircraft to the Return Location.

               (c) Taxes and Fees. Lessee shall pay all Taxes and fees arising
                   --------------
out of the return of the Aircraft at the Return Location: in the event the Return Location selected by Lessor would create an extraordinary Tax liability for Lessee arising out of its obligations under this Section 9.1(c), Lessor at Lessee's request will designate another Return Location provided Lessee agrees to indemnify Lessor for any loss or damage suffered by Lessor because of the changed Return Location.

          9.2  Return of Other Engines. In the event any engine not owned by
               -----------------------
Lessor shall be returned with the Airframe, it shall be a Replacement Engine, and Lessee shall, at its own expense and concurrently with such return, furnish Lessor with a full warranty bill of sale, in form and substance satisfactory to Lessor, with respect to each such Replacement Engine and shall take such other actions conveying title to the Replacement Engine to Lessor free and clear of all liens other than Lessor's Liens and such additional documents, including an opinion of counsel acceptable to Lessor, as Lessor may request in order that title to such Replacement Engine shall be duly and properly in Lessor. Upon passage of title to Lessor such Replacement Engine shall be deemed to be an Engine for all purposes hereof and thereupon Lessor shall transfer to Lessee, without recourse or warranty except a warranty as to title and as to no Lessor's Liens, all of Lessor's right, title and interest in and to any Engine not installed on such Airframe at the time of the return thereof.

          9.3   Condition of Aircraft. The Aircraft at the time of the return
                ---------------------
to Lessor shall have been maintained and repaired in accordance with the Maintenance Program and this Lease, and shall meet the following requirements:

                (a) Operating Condition. The Aircraft shall be in at least as
                    -------------------
good operating condition as on the Delivery Date, ordinary wear and tear from normal airline passenger operations excepted.

                (b) Cleanliness Standards.  The Aircraft shall be clean by
                    ---------------------
United States commercial airline standards and shall have received an exterior washing and an interior deep cleaning since its last commercial flight.

                (c)  Certificate of Airworthiness.  The Aircraft shall have, and
                     ----------------------------
be in compliance with a current valid Standard Certificate of Airworthiness issued by the CAA without any corrections, repairs, modifications, alterations or overhauls having to be performed by Lessor to meet such standards and rules. If required by Lessor, Lessee shall at Lessee's expense request in the name of Lessor a Swedish Certificate of Airworthiness for Export so as to allow Lessor to place the Aircraft on the U.S. registry.

                (d)  Compliance with Governmental Requirements.  The Aircraft
                     -----------------------------------------
shall be in compliance with all Airworthiness Directives affecting the Aircraft and requiring performance during the Term, or as otherwise required under this Lease. In the event Lessee has obtained a waiver or deviation from the CAA having to comply with any such Airworthiness Directives, Lessee shall, irrespective of such waiver or deviation, fully comply with all such Airworthiness Directives covered by such waiver or deviation pursuant to the provisions of Section 8.6 prior to the return of the Aircraft to Lessor as if such waiver or deviation did not exist.

                (e)  Deferred Maintenance.  The Aircraft shall have had
                     --------------------
accomplished thereon all outstanding deferred maintenance items. Items deferred because of maintenance concessions (i.e., and exemption to operate beyond the normal limits by monitoring) shall be brought up-to-date as if such maintenance concessions or exemptions did not exist. Parts whose time status exceeds the conditions or requirements imposed by this Lease shall be brought into compliance with such conditions or requirements pursuant to the provisions of
Section 8.3 hereof.

               (f) Corrosion Treatment. The Aircraft shall have been maintained
                   -------------------
by cleaning and treating of all mild corrosion and correcting of all moderate and severe or exfoliated corrosion in accordance with the recommendations of the manufacturer of the Airframe. All fuel tanks shall be free of leaks.

               (g) Configuration and Condition. The Aircraft shall be returned
                   ---------------------------
having the same configuration and in the same or better condition with all Parts installed therein as on the Delivery Date, expecting only Modifications, additions, replacements and substitution of Parts as may have been properly made by Lessee pursuant to Section 8 and as specifically otherwise set forth in this
Section 9.

          9.4  Condition of Airframe. The Airframe at the time of its return to
               ---------------------
Lessor shall meet the requirements set forth below, all at Lessee's expense, except as otherwise provided herein:

               (a) The cockpit shall be clean and paint shall not be cracked or peeled. Lessee shall insure that any items which are found to be defective in the Aircraft's interior will be replaced or repaired in accordance with the Maintenance Program;

               (b) Lessee shall permanently repair the fuselage, including but not limited to (i) dents, abrasions, and scab patches; and (ii) loose or pulled rivets, impact damage to the Aircraft caused by ground handling equipment or impact damage caused by foreign objects. The exterior of the Airframe shall be clear of all names, logos and other special marings, which markings the Lessee shall remove.

               (c) All Parts shall be serviceable in accordance with CAA standards and have a value, modification status and condition equivalent to the Parts installed in the Aircraft when acquired by Lessor, reasonable wear and tear expected.

          9.5  APU. Lessee will return the Aircraft's installed APU in good
               ---
and efficient operating condition in accordance with the manufacturer's specifications and those of the Maintenance Program, ordinary wear and tear alone excepted. Immediately prior to the return of the Aircraft the APU shall be inspected and all items requiring repair or replacement shall be repaired or replaced as provided in Section 8.3 hereof. Any operational discrepancies of the APU shall be corrected in accordance with the Maintenance Program pursuant to the provisions of Section 8.3 prior to the return of the Aircraft to Lessor.

          9.6  Borescope Inspection. A borescope inspection shall be performed
               --------------------
in the presence of a representative of Lessor by BA at Lessor's expense at the time of the Aircraft's return, and Lessee shall provide evidence satisfactory to Lessor that no discrepancies exist beyond the applicable shop repair limits of the manufacturer of the Engines including no abnormal repetitive inspection limits.

          9.7  Inspection.
               ----------

               (a) Lessor may, from time to time, wish to make the Aircraft available for inspection to Persons evaluating the Aircraft for use after the Term. Lessor agrees to give Lessee not less than 3 Business Days' advance notice of any such inspection, which shall not unreasonably interfere with Lessee's commercial use of the Aircraft and Lessee agrees to cooperate with Lessor's requests in making the Aircraft and the Manuals and Technical Records available to such Persons.

               (b) The Aircraft (including the Manuals and Technical Records to be returned therewith as set forth in this Section 9) shall be made available to Lessor for ground inspection by Lessor at Lessee's facilities within the five days preceding the end of the Term. In the event the Aircraft (including the Manuals and Technical Records) is not in the condition required by the provisions of this Section 9, Lessee at its sole cost and expense shall promptly correct any discrepancies from the condition required by the provisions of this
Section 9.

          9.8  Operational Ground Check. Promptly after completion of any
               ------------------------
corrections required under Section 9.7, Lessee shall conduct an operational ground check in accordance with the requirements of the Maintenance Program and shall correct any discrepancies disclosed by such check.

          9.9  Operational Check Flight. Promptly after completion of all
               ------------------------
corrections required under Section 9.7 and 9.8 above, the Aircraft shall be check flown by Lessee for a flight of up to two hours in length which may be the first two hours of the ferry flight, using qualified flight personnel demonstrating to Lessor the satisfactory operation of the Aircraft and its equipment and systems. Lessor's employees or representatives may participate in such flight as observers. Such flight shall be flown using standard air carrier operational check flight procedures requested by Lessor's representative and be sufficient to demonstrate the proper operation of all systems for normal passenger use. Upon completion of such operational check flight, the representatives of Lessee and Lessor participating in such flight shall agree in writing upon any discrepancies in such Aircraft required to be corrected by Lessee in order to comply with provisions of this Section 9 and Lessee shall promptly correct or cause to be corrected at Lessee's expense any such discrepancies. If any of the discrepancies referred to in Sections 9.7 and 9.8 or 9.9 continue to persist, Lessor may (but shall not be obligated to) accept delivery of the Aircraft and apply the procedure set forth in Section 9.12 for such discrepancies.

          9.10 Acceptance. Upon completion of the operational check flight
               ----------
specified in Section 9.10, after Lessee has corrected the discrepancies as specified therein and after Lessee has delivered the Aircraft to the Return Location and the Aircraft is in the condition required by this Section 9, the Aircraft shall be technically accepted by Lessor's representatives at the Return Location and Lessor's representatives shall thereupon execute the Acceptance Certificate (Return).

          9.11 Deferred Return Condition Discrepancy Correction. If,
               ------------------------------------------------
notwithstanding Lessee's best efforts to fully comply with the provisions of
Section 9 hereof, any return condition discrepancies are found during the ground inspection, operational ground check and operational check flight set forth in Sections 9.7, 9.8 and 9.9 above, which were not corrected by Lessee prior to return of the Aircraft to Lessor, at the election of Lessor such discrepancies may be corrected by Lessor or its designee after return of the Aircraft and Lessee shall reimburse Lessor for all costs and expenses incurred by Lessor or its designee for accomplishing such discrepancy corrections or, in the alternative, Lessor may reasonably determine the cost of performing such maintenance and repairs (subject to Lessee's reasonable concurrence in Lessor's determination) and in either event Lessee shall, upon receipt of Lessor's invoice, pay Lessor for all such costs and expenses. Any late payments shall be subject to interest at the Overdue Rate.

          9.12 Costs. All flights pursuant to Section 9.9 shall be made at
               -----
Lessee's expense and Lessee shall pay for any and all costs associated with such flights including, but not limited to, costs for crew, fuel, oil, airport fees, insurance, takeoff/landing fees, airway communication fees, and ground handling fees. At the option of Lessor, Lessee's obligations under this Lease, including but not limited to Lessee's obligations under Sections 11 and 15 hereof and its obligation to pay per diem Basic Rent shall remain in effect until the Aircraft satisfies the redelivery conditions of this Section 9.

          9.13 Manuals and Technical Records. Lessee at its sole cost and
               -----------------------------
expense shall return to Lessor, at the time the Aircraft is returned to Lessor, all of the Manuals and Technical Records and other data described in Acceptance Certificate (Final), originally received from Lessor, and subject to CAA retention time limits, updated and maintained by Lessee through the date of return of the Aircraft. In addition, Lessee shall also provide Lessor, at the time the Aircraft is returned to Lessor, all records, documents, authorizations, drawings and data in English (or with English translations thereof) which were developed or caused to be developed by Lessee and required by the CAA or any other regulatory entity having authority over the Aircraft, updated and maintained by Lessee for the Aircraft and through the date of return of the Aircraft in an accurate and correct condition. At the time of return of the Manuals and Technical Records for the Aircraft and the other documents required to be delivered by Lessee pursuant to this Section 9.13 to Lessor and provided such documents are in the condition they are required to be in hereunder, Lessee and Lessor shall execute the Acceptance Certificate (Return).

          9.14 Lessee's Special Exterior Markings. At the time of the return of
               ----------------------------------
the Aircraft, Lessee shall, at Lessor's election, remove or paint over all of Lessee's logos and other exterior markings painted on the Aircraft by Lessee. In the event that, notwithstanding Lessee's obligation to do so, Lessee does not remove such markings, Lessor shall have no obligation to remove such markings prior to the sale, lease, or other disposition of the Aircraft by Lessor after its return.

          9.15 Ownership. Any documents, equipment and any other property
               ---------
returned to Lessor pursuant to this Section 9 which are not already owned by Lessor shall thereupon and without further act become the property of Lessor.

          9.16 Early Termination. Notwithstanding any other provision of this
               -----------------
Lease to the contrary, if the Lessee elects to terminate this Lease pursuant to
Section 6.2(d), then Lessee shall not be obligated to comply with the return conditions of this Section 9 to the extent but only to the extent that such return conditions are not satisfied because of Lessor's failure to pay the amounts required of it by Section 8.3 or 8.6.

     SECTION 10.   TITLE: REGISTRATION; LIENS.
                   --------------------------

          10.1 Title. Lessee acknowledges that legal title to the Aircraft shall
               -----
remain vested in Lessor, notwithstanding the possession and the use thereof by Lessee, and Lessee shall do all acts and things Lessor may reasonably require to evidence the interest of Lessor in the Aircraft or to protect such interest against the claims of any other person. Lessee shall not attempt to hold itself out as having any power to sell or dispose of the Aircraft or any Engine.

          10.2 Registration. Lessee acknowledges that, throughout the Term, the
               ------------
Aircraft shall be registered in the U.K. in the name of Lessee and Lessee shall not do, and shall further use its best endeavors to ensure that no third party does, any act or things which might prejudice or cancel such registration.

          10.3 Liens. Lessee shall not directly or indirectly create, incur,
               -----
assume or suffer to exist any Lien on or with respect to the Airframe or any Engine other than Permitted Liens. Lessee shall promptly, at its own expense, take such action as may be necessary to duly discharge any Lien other than a Permitted Lien if the same shall arise at any time, which obligations of the Lessee shall survive the termination of this Lease.

          10.4 Notice of Ownership. Within 10 Business Days after the Delivery
               -------------------
Date, Lessee shall (i) remove from the Aircraft all notices of the ownership interest of any prior owner of the Aircraft and (ii) affix in a reasonably prominent position on the flight deck or cockpit, and on each of the Engines, a legible notice reading as follows:


          "United States Trust Company of New York, as Trustee of the "AFG/British Airways Trust",
          Owner and Lessor

          Leased to Internationale Nederlanden Aviation Lease B.V.,
          Lessee"

     Once affixed as aforesaid, such notice shall not be defaced, covered or removed during the Term, unless Lessor instructs Lessee to change such notice. Lessee shall not allow the name of any person other than Lessor or any assignee of Lessor's interest hereunder to be placed on the Airframe or any Engine as a designation that might be interpreted as a claim of ownership or any interest therein, provided, however, that Lessee may operate the Aircraft in its livery, including its name and logo.

     SECTION 11     INSURANCE.
                    ---------
     On or before the Delivery Date and throughout the Term, Lessee shall without cost or expense to Lessor obtain, maintain and keep in full force and effect the following insurance with respect to Aircraft, carried with responsible insurers of recognized and good reputation in the aviation industry which may contain deductibles in no event greater than standard market deductible in effect from time to time in the worldwide aviation insurance market place in relation to the Aircraft an such type of insurance.

          11.1 All-Risk Insurance. "All-risk" hull, ground and flight insurance
               ------------------
on the Aircraft (with flight, taxiing and ingestion coverage) in an amount not less than the Stipulated Loss Value. In addition, Lessor may request such greater amounts of coverage as Lessor may determine necessary or desirable from time to time if reasonably available (and for which Lessor shall reimburse Lessee for its cost of increased premium, if any, for such greater amounts of insurance). Such hull insurance shall cover Engines or engines and Parts temporarily removed from the Airframe pending installation of the same or similar Engines, engines or Parts on the Airframe in an aggregate amount not less than their replacement cost.

          11.2  War Risk Insurance. War risk and allied perils insurance on the
                ------------------
Aircraft in an amount not less than the Stipulated Loss Value covering the perils of:

               (a) war, invasion, act of foreign enemies, hostilities (whether war be declared of not), civil war, rebellion, revolution, insurrection, martial law, military or usurped power, or attempts at usurpation of power;

               (b) strikes, riots, civil commotions or labor disturbances;

               (c) any act or one or more persons, whether or not agents of a sovereign power, for political or terrorist purposes and whether the loss or damage therefrom is accidental or intentional;

               (d) any malicious act or act of sabotage;

               (e) confiscation, nationalization, seizure, restraint, detention, appropriation, requisition of title or use by or under the order of any government (whether civil, military or de facto) or public or local authority other than the government or any public or local authority of the country of registration; and

               (f) hijacking or any unlawful seizure or wrongful seizure or wrongful exercise of control of the Aircraft or crew in flight (including any attempt at such seizure or control) made by any person or persons on board the Aircraft acting without the consent of Lessee or Sublessee.

          11.3 Liability Insurance.  Public liability insurance for a combined
               -------------------
single limit of not less than $500,000,000 per occurrence or such greater amounts as Lessee may carry from time to time on other aircraft in its fleet similar to the Aircraft, which shall:

               (a) include public liability insurance, passenger liability insurance and property damage liability insurance; and

               (b) provide that all the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each such insured.

        In the event that Lessee increases its public liability insurance coverage, it shall do so with respect to the Aircraft contemporaneously with increasing its insurance coverage on other aircraft similar to the Aircraft which it owns or operates.

          11.4 Additional Requirements: Loss Payment.  The insurance required
               -------------------------------------
under this Section 11 shall be provided on an agreed value basis, and the policies shall:

               (a) name Lessor, Beneficiaries, and any assignee of their interests hereunder as additional insured and (with respect to Lessor) as sole loss payee for insurance proceeds in excess of $50,000 up to the Stipulated Loss Value for total loss of the Aircraft;

               (b) provide that the insurance shall not be invalidated by any action or inaction by Lessee and insure the interest of Lessor regardless of any breach or violation by Lessee or any other named insured of any warranty, declaration or condition contained in such policies;

               (c) provide that the insurers shall waive any right of subrogation to any right of Lessor or against Lessor;

               (d) provide that in the event of separate insurance being arranged to cover the all-risk hull insurance and the war risk and allied perils insurance, the underwriters subscribing to such insurance agree to a 50/50 claim funding arrangement in the event of any dispute as to which insurance is applicable;

               (e) be primary and without right of contribution from other insurance which may be available to Lessor;

               (f) extend to, and the underwriters thereof have agreed to insure, the indemnification provided in Section 15.1 hereof to the extent that such insurance is available and carried by Lessee or Sublessee and subject to the exclusions and limitations of Lessee's or Sublessee's policies;

          (g) be of the type usually carried by corporations engaged in the same or a similar business, similarly situated with Sublessee and owning and operating similar aircraft and engines, and covering risks of the kind customarily insured against by such corporations;

          (h) provide that Lessor shall have not liability for premiums, commissions, calls or assessments with respect to such policies;

          (i) provide in the case of the insurance required by Sections 11.1 and 11.2 hereof that, so long as the insurers shall not have received written notice that an Event of Default has occurred and is continuing, any proceeds of less than $50,000 shall be payable to Lessee; and any proceeds in excess of $50,000, and any and all proceeds in respect of a Total Loss, or if the insurers shall have received written notice that an Event of Default has occurred and is continuing, any single loss regardless of the amount, shall be payable to Lessor.

     11.5 No Set-off. Each insurance policy to be maintained under this Section
          ----------
11 shall contain a waiver of any right of the insurers to any set-off or counterclaim or any other deduction against except for unpaid premiums.

     11.6 Notice of Material Alteration or Cancellation.  Each insurance policy
          ---------------------------------------------
to be maintained under this Section 11 shall provide that no cancellation or lapse of coverage for nonpayment of premium or otherwise, and no material change of coverage which adversely affects Lessor shall be effective as to Lessor until not less than 30 days (7 days in the case of war risk policies, subject to exceptions uniformly applied in war risk policies then available) after sending written notice to Lessor from the insurers of such cancellation, lapse or change.

     11.7 Application of Hull Insurance Proceeds. As between Lessor and Lessee,
          --------------------------------------
any payments received under policies of insurance required to be maintained by Lessee pursuant to Sections 11.1 or 11.2, shall be applied as follows:

          (a) if such payments are received by Lessor with respect to loss or damage (including a Total Loss with respect to an Engine) not constituting a Total Loss with respect to the Airframe such payments shall be paid over to Lessee upon Lessee's performance of its repair or replacement obligations under this Lease pursuant to Section 12.3 hereof; and

          (b) if such payments are received with respect to a Total Loss with respect to the Airframe, so much of such payments as shall not exceed the amount required to be paid by Lessee pursuant to Section 12.1 hereof shall be applied in reduction of Lessee's obligation to pay such amount if not already paid by Lessee, and to reimburse Lessee if it shall have paid all or part of such amount, and the balance, if any, of such payments shall be paid over to or retained by Lessor.

     11.8 Insurance for Own Account.  Nothing in this Section 11 shall prohibit
          -------------------------
Lessor or Lessee from obtaining insurance for its own account and any proceeds payable thereunder shall be payable as provided in the insurance policy relating thereto, provided that no such insurance may be obtained which would limit or otherwise adversely affect the coverage or payment of any insurance required to be obtained or maintained pursuant to this Section 11.

          11.9  Reports. Lessee shall furnish to Lessor not later than the
                -------
Delivery Date a report signed by a firm of independent insurance brokers satisfactory to Lessor stating the opinion of such firm that the insurance then carried and maintained on the Aircraft complies with the terms hereof. Lessee shall during the Term furnish to Lessor evidence of renewal of the insurance policies required pursuant to this Section 11 prior to the cancellation, lapse or expiration of such insurance policies and, on the renewal dates of the insurance policies carried by Lessee pursuant to this Section 11, a report signed by a firm of independent aircraft insurance brokers, similar to that required by the preceding sentence. Lessee will cause such firm to advise Lessor in writing promptly of any default in the payment of any premium and of any other act or omission on the part of Lessee in which they have knowledge and which would in such firm's opinion invalidate or render unenforceable, in whole or in any material part, any insurance on the Aircraft. Lessee will also cause such firm to advise Lessor in writing at least 30 days prior to the termination or cancellation of, or material adverse change in, such insurance carried and maintained on the Aircraft pursuant to this Section 11.

          11.10 Continuing Insurance. Lessee's insurance coverage shall cover
                --------------------
all liabilities which arise during the Term, regardless of the date on which any claim is made with respect to such occurrence and Lessee at Lessor's request shall provide evidence of the existence of such insurance following the expiration or earlier termination of this Lease. Lessee shall in any event be responsible for any and all liabilities to which Lessor may be exposed as a result of Lessee's lease, use, possession, or operation of the Aircraft but only to the extent set forth in Section 15.

    SECTION 12. LOSS, DAMAGE OR REQUISITION.
                ---------------------------

          12.1  Total Loss of Airframe. (a) Upon the occurrence of a Total Loss
                ----------------------
with respect to the Airframe during the Term, Lessee shall give Lessor prompt written notice of such Total Loss. Lessee shall pay or cause to be paid to Lessor in immediately available funds within 90 days following the Total Loss, an amount equal to (i) the Basic Rent, if any, due and payable on or before the date the Total Loss occurred, plus (ii) all unpaid Supplemental Rent due on or before such payment date, (including the Stipulated Loss Value for the Aircraft) plus (iii) an amount equal to the interest at the Overdue Rate minus 3% on all amounts payable pursuant to Subsections (i) and (ii) above for each day during the period commencing the day after the date of the Total Loss up to and including such payment date. Lessee may deduct from all amounts payable pursuant to the preceding sentence, and retain, an amount equal to the daily equivalent of Basic Rent multiplied by the number of days from but excluding the date the Total Loss occurred to and including the day prior to the due date of the next payment of Basic Rent or the last day of the Basic Term (but for the occurrence of the Total Loss), as the case may be, together with interest on such amount at the Overdue Rate minus 3% from and including the day following the date the Total Loss occurred to but excluding the date payment is made by Lessee to Lessor as provided in the immediately preceding sentence.

     (b) In the event of a payment in full of the Stipulated Loss Value for the Aircraft and other Rent payable as provided above, (i) this Lease and the obligations of Lessee to pay Basic Rent and Supplemental Rent (except for Supplemental Rent obligations surviving pursuant to Section 15 hereof or which have otherwise accrued but not been paid as of the date of such payment and the insurance to be provided pursuant to Section 11.10) shall terminate; and (ii) Lessor shall convey to Lessee all of Lessor's right, title and interest, as-is, where-is without recourse or warranty, express or implied, except to warrant as to title and that it is free and clear of Lessor's Liens, in and to the Airframe and Engines.

          12.2 Engine Loss.  (a) Upon the occurrence during the Term of a Total
               -----------
Loss with respect to an Engine whether or not installed on the Airframe and not involving a Total Loss with respect to the Airframe, Lessee shall give Lessor written notice thereof within 10 Business Days of such loss and shall within 120 days of the occurrences of such Total Loss and on at least 5 days' prior written notice to Lessor substitute a Replacement Engine for such Engine. In such event, immediately upon the effectiveness of such substitution on the date set forth in such notice and without further act,

               (i) title to the Replacement Engine shall thereupon vest in Lessor (subject only to Permitted Liens),

               (ii) title to the replaced engine shall thereupon vest in Lessee, in as-is, where-is condition, free and clear of all rights of Lessor and shall no longer be deemed an Engine hereunder, and

               (iii) such Replacement Engine shall become subject to this Lease and be deemed part of the Aircraft for all purposes hereof to the same extent as the Engine originally installed on or attached to the Airframe.

     (b) Upon such substitution, Lessee shall execute and deliver to Lessor such bills of sale, opinions of counsel and other documents and instruments as Lessor shall reasonably request, in form and substance acceptable to Lessor, to evidence the interest of Lessor and conveyance to Lessor of good and marketable title to such Replacement Engine. Upon such substitution, (i) Lessor shall execute and deliver to Lessee such bills of sale and other documents and instruments, prepared at Lessee's expense, as Lessee shall reasonably request to evidence such transfer and vesting of title in and to the replaced Engine in Lessee, free and clear of all rights of Lessor and (ii) Lessee shall receive all insurance proceeds and proceeds in respect of any Total Loss causing such replacement to the extent not previously applied to the purchase price of the Replacement Engine as provided in Section 12.3 hereof. No Total Loss with respect to an Engine under the circumstances contemplated by this Section 12.2 shall result in any reduction of Lessee's obligations to pay Rent hereunder.

          12.3  Repairable Damage: Use of Insurance Proceeds.  In the event of
                --------------------------------------------
repairable damage to the Aircraft or any of the Engines, or any Engine Loss (when no Total Loss of the Aircraft has occurred), Lessor shall forthwith either pay any insurance proceeds received by it to

Lessee upon Lessee's furnishing evidence to Lessor that such damage has been made good or repaired such that the condition of the Aircraft shall be at least equivalent to its condition, assuming compliance with the provisions of this Lease, immediately prior to the event of damage or, in case of an Engine loss, evidence that Lessee has purchased or otherwise acquired and installed a Replacement Engine.

          12.4 Payment from Governmental Authorities for Requisition of Title or
               -----------------------------------------------------------------
Use: Requisition.
- ----------------

          In the event of a requisition for use by any government, so long as it does not constitute a Total Loss of the Airframe, Lessee shall promptly notify Lessor of such requisition and all Lessee's obligations under this Lease shall continue to the same extent as if such requisition had not occurred; including, without limitation, that Lessee's obligations for the payment of Rent and its obligations under Section 11 hereof shall in no way be affected, reduced or delayed by such requisition. Any payments received by Lessor or Lessee from such government with respect to such requisition shall be paid over to or retained by, Lessee. In the event of the requisition for use by a government of any Engine (but not the Airframe), Lessee shall replace such Engine hereunder by complying with the terms of Section 12.2 hereof to the same extent as if a Total Loss had occurred with respect to such Engine. Any payments received by Lessor or Lessee from such government with respect to such requisition shall be paid over to, or retained by, Lessor until Lessee's replacement of such Engine pursuant to Section 12.2 hereof, at which point it shall be paid over to Lessee.

          12.5 Application of Payments During Existence of Event of Default.
               ------------------------------------------------------------
Any amount referred to in Sections 11 or 12 hereof which is payable to Lessee shall not be paid to Lessee, or, if it has been previously paid directly to Lessee, shall not be retained by Lessee, if at the time of such payment an Event of Default shall have occurred and be continuing, but shall be paid to and held by Lessor as security for the obligations of Lessee under this Lease.

    SECTION 13. EVENTS OF DEFAULT
                -----------------

    Each of the following events shall be an Event of Default:

          13.1 Failure to Make Payments. If Lessee shall fail to make any
               ------------------------
payment of Basic Rent within three Business Days after the same is due or if Lessee shall fail to make a payment of Supplemental Rent within five Business Days after notice from Lessor; or

          13.2 Failure to Obtain or Maintain Insurance. If Lessee fails to
               ---------------------------------------
obtain or maintain any insurance required by Section 11 of this Lease or operates or locates or permits operation or location of the Airframe in violation of Section 8.2(a) hereof,

          13.3 Failure to Perform Other Obligations.  If Lessee fails to duly
               ------------------------------------
observe or perform any of its other obligations or agreements under any Lease Document to which Lessee is a party and such failure shall not have been remedied within a period of 30 days after written notice specifying the same from Lessor;

          13.4 Representations and Warranties Untrue.  If any representation or
               -------------------------------------
warranty made by Lessee in any Operative Document shall prove to be untrue in any material respect when made;

          13.5 Guaranty.  If any Event of Default, as defined therein shall
               --------
occur and remain unremedied.

          13.6 Insolvency or Bankruptcy.
               ------------------------
          (a) If Lessee shall consent to the appointment of or taking possession by a receiver, assignee, custodian, sequestrator, trustee or liquidator (or other similar official) of itself or of a substantial part of its property, or Lessee shall fail to pay its debts generally as they come due, or shall make a general assignment for the benefit of its creditors, or Lessee shall commence a voluntary case or other proceeding seeking liquidation, reorganization other relief with respect to itself or its debts under the Federal bankruptcy laws, as now or hereafter constituted or any other applicable bankruptcy, insolvency or other similar laws or shall consent to the entry of an order for relief in an involuntary case under any such law or Lessee shall file an answer admitting the material allegations of a petition filed against Lessee in any such proceedings or otherwise seek relief under the provisions of any now existing or future bankruptcy, insolvency or other similar laws providing for the reorganization or winding-up of corporations, or providing for an agreement, composition, extension or adjustment with its creditors.

          (b) If an order, judgment or decree shall be entered in any proceedings by any court of competent jurisdiction appointing, without the consent of Lessee, a receiver, trustee or liquidator of Lessee, or of any substantial part of its property, or any substantial part of the property of Lessee shall be sequestered, and any such order, judgment or decree or appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of 60 days after the date of entry thereof;

          (c) If a petition against Lessee in a proceeding or case under the bankruptcy laws or other insolvency laws shall be filed and shall not be withdrawn or dismissed within 60 days thereafter, or, in case the approval of such petition by a court of competent jurisdiction is required, the petition as filed or amended shall be approved by such a court as properly filed and such approval shall not be withdrawn or the proceeding dismiss within 60 days thereafter, or a decree or order for relief in respect of Lessee shall be entered by a court of competent jurisdiction in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable bankruptcy, insolvency or other similar laws, as now or hereafter constituted and such decree or order shall remain unstayed in effect for a period of 60 days, or if, under the provisions of any law providing for reorganization of winding-up of corporations which may apply to Lessee any court of competent jurisdiction shall assume jurisdiction, custody or control of Lessee or of any substantial part of its property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of 60 days.

     SECTION 14. REMEDIES.
                 --------

     Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, Lessor may, at its option, declare this Lease to be in default; and at any time thereafter, Lessor may do, and Lessee shall comply with, any one or more of the following with respect to all or any part of the Aircraft, as Lessor in its sole discretion shall elect:

               (a) Cause Lessee, upon the written demand of Lessor and at Lessee's expense, to, and Lessee shall, promptly return the Aircraft to Lessor at such location as selected by Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of, Section 9 hereof as if such Airframe or such Engines were being returned at the end of the Term; or Lessor, at its option, may enter upon the premises where the Airframe or any or all Engines are located or believed to be located and take immediate possession of and remove such Airframe or Engines without the necessity for first instituting proceedings, or by summary proceedings or otherwise, and Lessee shall comply therewith, all without liability to Lessor for or by reason of such entry or taking possession, whether for the restoration of damage to property caused by such taking otherwise;

               (b) Sell or otherwise dispose of any or all of the Aircraft, at public or private sale and with or without notice to Lessee or advertisement, as Lessor may determine or hold, use, operate, lease to others or keep idle all or any part of the Airframe or any Engine as Lessor, in its sole discretion, may determine, in any such case free and clear of any rights of Lessee and without any duty to account to Lessee with respect to such action or inaction or for any proceeds with respect thereto;

               (c) Whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under paragraph (a) or paragraph (b) above with respect to the Aircraft, Lessor, by written notice to Lessee specifying a payment date may cause Lessee to pay to Lessor, and Lessee shall pay to Lessor, on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty, any installment of Basic Rent with respect to the Aircraft due on or before such payment date plus an amount equal to 120% of all Rent due thereafter during the remaining portion of the Term or the date Lessor obtains possession of the Aircraft in the condition on the amount of such excess, if any, from such payment date specified in
Section 9 hereof, whichever shall be later, together with interest at the Overdue Rate on the amount of such excess, if any, from such payment date specified pursuant to this paragraph (c) to the date such amount is actually received by Lessor in cash;

               (d) Rescind this Lease as to the Aircraft or exercise any other right or remedy which may be available under Applicable Law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof. In addition, Lessee shall be liable for any and all Supplemental Rent due hereunder before or after any termination hereof, including all costs and expenses (including reasonable attorneys' fees and disbursements) incurred by reason of the occurrence of any Event of Default or the exercise of Lessor's remedies with respect thereto including all costs and expenses incurred in connection with the return of the Airframe or any Engine in accordance with the terms of Section 9 hereof or any appraisal of the Aircraft. No remedy referred to in this Section 14 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all such other remedies. No express or implied waiver by Lessor of any Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default. To the extent permitted by Applicable Law, Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may require Lessor, otherwise than in accordance with the provisions of this Section 14, to sell, Lease or otherwise use the Airframe or any Engine in mitigation of Lessor's damages or which may otherwise limit or modify any of Lessor's rights or remedies under this Section 14.

          SECTION 15.  INDEMNITIES.
                       -----------

               15.1    General Indemnification and Waiver of Certain Claims.
                       ----------------------------------------------------

                       (a)  Claims Defined.  For the purposes of this Lease,
                            --------------
"Claims" shall mean any and all liabilities (including strict or absolute costs, actions or suits and all legal proceedings whether civil or criminal, fines and other sanctions, which may be imposed on, incurred by, suffered by, or asserted against Lessor its successors and assigns and the officers, directors, agents, partners and employees of Lessor, its successors and assigns, and, the Beneficiaries and its or their officers, directors, agents, partners and employees, (individually, an "Indemnified Person" for purposes of this Section 15.1) and, except as otherwise expressly provided in this Section 15.1, shall include all reasonable costs, disbursements and expenses (including attorneys' fees and expenses) of an Indemnified Person in connection therewith or related thereto.

                       (b)  Claims Indemnified. Lessee agrees to indemnify,
                            ------------------
defend and hold harmless each Indemnified Person against Claims resulting from, arising out of, or related to:

                       (i) the operation, possession, use, non-use, maintenance, storage, overhaul, testing or disposition of the Aircraft, Airframe or any Engine, or any engine used in connection with the Airframe, or any Part or part thereof by Lessee or any other Person whatsoever, whether or not such operation, possession, use, non-use, maintenance, storage, overhaul or testing is in compliance with the terms of the Lease, including, without limitation, Claims for death, personal injury or property damage or other loss or harm to any Person whatsoever, including, without limitation, any passengers, shippers or other persons whatever located, and Claims relating to any laws, rules or regulations, including, without limitation, environmental control, noise and pollution laws, rules or regulations;

               (ii) the manufacture, design, sale, purchase, acceptance, rejection, delivery, condition, repair, modification, servicing, rebuilding, airworthiness, performance, nondelivery, sublease, merchantability, fitness for use, substitution or replacement of the Airframe, an Engine or part under the Lease, or other transfer of use or possession of the Aircraft, Airframe, Engine or Part, and registration of the Aircraft, Airframe or any Engine, including, without limitation, latent and other defects, whether or not discoverable, and patent, trademark or copyright infringement; and

               (iii) any breach of or failure to perform or observe, or any other non-compliance with, any covenant or agreement to be performed, or other obligation of Lessee under any Lease Document.

               (c) Claims Procedure.  An Indemnified Person shall notify Lessee
                   ----------------
of any Claim as to which indemnification is sought. Lessee shall have the right to investigate and the right to defend, and with the prior written consent of such Indemnified Party, such consent not to be unreasonably withheld, compromise any Claim for which indemnification is sought under this Section 15.1, and the Indemnified Person shall cooperate with all reasonable requests of Lessee in connection therewith; provided that at such time no Event of Default shall have occurred and be continuing. In discharging its obligations, under this
Section 15.1 Lessee agrees to utilize counsel reasonably acceptable to such Indemnified Person. An Indemnified Person may participate at its own expense in any judicial proceeding controlled by Lessee pursuant to the preceding provisions, and such participation shall not constitute a waiver of the indemnification provided in this Section 15.1. Nothing contained in this Section 15.1(c) shall be deemed to require an Indemnified Person to contest any Claim or to assume responsibility for or control of any judicial proceeding with respect thereto.

               (d) Indemnification on After-Tax Basis.  In the event Lessee is
                   ----------------------------------
required to indemnify any Indemnified Person under this Section 15.1 or 15.2, Lessee shall pay to such Indemnified Person an amount which, after deduction of all taxes actually required to be paid by such Indemnified Person in respect of the receipt of such amount under the Applicable Laws of any government or taxing jurisdiction, shall be equal to the amount of the indemnification required.

               (e) Waiver of Certain Claims.  Lessee hereby waives and releases
                   ------------------------
any Claim now or hereafter existing against any Indemnified Person arising out of death or personal injury to personnel of the Lessee, loss or damage to property of Lessee, or the loss of use of any property of Lessee, which may result from or arise out of the condition, use or operation of the Aircraft during the term, including without limitation any latent or patent defect whether or not discoverable.

               (f) Conflicting Provisions.  The general indemnification
                   ----------------------
provisions of this Section 15.1 are not intended to waive or supersede any specific provisions of this Lease to the extent such provisions apply to any Claim.

          15.2 Taxes and Other Charges.
               -----------------------

               (a) Lessee shall pay, indemnify and hold Lessor harmless from all Taxes which relate to the leasing of the Aircraft pursuant hereto which may be levied or assessed against, or imposed on Lessor, the Aircraft or any Part or part thereof upon or with respect to or as a result of (i) the interest of Lessee or Lessor in the Aircraft, (ii) any Rent, (iii) this Lease or the interest of Lessee or Lessor hereunder, (iv) the manufacture, purchase, delivery, leasing, operation, return, possession, use, occupancy, installation, construction, maintenance, repair, renewal or modification of the Aircraft, the Airframe, the Engines, the Parts or any part of any of the foregoing, (v) receipts from the Aircraft during or with respect to the Term, or (vi) the earnings arising from the possession, use or occupancy thereof during the Term. Without limitation of the foregoing, Lessee shall also pay and discharge, as and when due and payable without penalty, all Taxes which may be levied or assessed against or payable by Lessee or Lessor on account of the ownership, leasing, or use of the Aircraft. Notwithstanding the foregoing provisions of this Section 15.2(a), Lessee shall not be required to pay any Tax levied or based on Lessor's net income and imposed on Lessor by any taxing jurisdiction in which Lessor is subject to such tax by reason of activities unrelated to the acquisition, ownership, financing, installation, construction, leasing or use of the Aircraft unless any such Tax or a portion thereof is, by its express terms, imposed or levied upon or assessed against Lessor in substitution for or in place of any other Tax required to be paid by Lessee pursuant to this Section 15.2

               (b) Lessee shall furnish to Lessor, upon Lessor's written request, proof of the payment of any such Tax which is payable by Lessee pursuant to Section 15.2(a).

               (c) Whenever the term "Lessor" is used in this Section 15.2, such term shall include Lessor, its successors, transferees, assigns and partners, and if any Lessor is a trust, the beneficiary and the owner of such trust and the partners of each such beneficiary and owner.

          15.3 Continuing Indemnification. The agreements and indemnities
               --------------------------
contained in this Section 15 shall survive the end of the Term.

     SECTION 16. TRANSFER, ASSIGNMENT AND SUBLEASE.
                 ---------------------------------
               16.1 Assignment or Encumbrance by Lessor. Lessor may, without
                    -----------------------------------
notice to or the consent of Lessee, sell the Aircraft and assign any of its rights hereunder whether as collateral security or otherwise, subject only to the condition that any such assignment or security interest be expressly made subject to Lessee's rights under Section 4 hereof. In connection with any such assignment, Lessee further agrees to take all actions as may be reasonably requested by Lessor to secure such assignee's interest, including without limitation: (i) indemnifying any assignee to the same extent as Lessor under
Section 15 hereof; (ii) adding any assignee as additional insureds and loss payees to all insurance policies so naming the Lessor in accordance with Section 11 hereof; (iii) executing, recording and filing and filing all agreements, certificates, financing statements, opinions and other documents or instruments as may be reasonably necessary or desirable to recognize, evidence, secure or perfect any assignees ownership or security interest in the Aircraft and this Lease; (iv) permit the Liens created by security interests granted pursuant hereto; and (v) to recognize all rights of such any assignee to exercise any and all rights of Lessor hereunder.

          16.2 Sublease of Aircraft or Assignment by Lessee. Lessor and Lessee
               --------------------------------------------
agree that Lessee may sublease the Aircraft to the Sublessee pursuant to sublease agreements with substantially the same terms and conditions as those set forth herein. Sublessee may enter into in the ordinary course of Sublesse's business an ACMI Lease. No other sublease of the Aircraft, including the Airframe or any of the Engines, shall be permitted, and no assignment of the Aircraft or any of Lessee's rights or obligations under the Lease to any other party shall be permitted, in either case without the prior written consent of Lessor.

          16.3 Consolidation, Merger or Transfer by Lessee. Lessee shall not,
               -------------------------------------------
without the prior written consent of Lessor, consolidate with or merge into any other corporation or convey, transfer or lease all or substantially all of its assets as an entity to any Person unless, following such merger, conveyance, transfer or lease the successor entity shall have assumed the due and punctual performance of Lessee hereunder pursuant to an agreement in form and substance reasonably satisfactory to Lessor.

          16.4 Nonrecourse As to Trustee. Neither the United States Trust
               -------------------------
Company of New York nor any entity acting as successor trustee shall be personally liable for, or for any loss in respect of, any of the statements, representations, warranties, agreements, actions, failures to act or obligations of Lessor hereunder; Lessee hereby agrees to look solely to the trust estate of the owner trust created by the trust agreement pursuant to which the Aircraft and this Lease are held by Lessor in the event of any default by Lessor of its obligations hereunder or otherwise.

     SECTION 17. NOTICES.
                 -------

     Unless otherwise specifically provided herein, all notices required or permitted by the terms hereof shall be in writing. Any written notice shall become effective the earlier of when received or five days after the deposit of such notice in the U.S. mail. Any written notice shall either be mailed, certified or registered mail, return receipt requested, with proper first class postage prepaid, or sent in the form of a telex, telegram, or telecopy, or by overnight delivery service or delivered by hand. Any written notice shall be addressed as follows:

     If to Lessor:

                    United States Trust Company of New York
                    114 West 47th Street
                    New York, NY 10036
                    Attn: Louis P. Young
                    Fax: (212) 852-1626

     With a copy to:

                   American Finance Group
                   Exchange Place
                   Boston, MA 02109
                   Attn: General Counsel
                   Fax: (617) 523-1410

     If to Lessee:

                   ING Aviation Lease BV
                   Karspeldreef 14, 1101 CK Amersterdam-Zuidoost
                   The Netherlands
                   Attention: Managing Director
                   Fax: (3120) 652-5704

     with a copy to:

                   David Schmidt, Esq.
                   Whitman, Breed, Abbott & Morgan
                   Metlife Building
                   200 Park Avenue
                   New York, NY 10166

Such persons and addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 17.

     SECTION 18. LESSOR'S RIGHT TO PERFORM FOR LESSEE. If Lessee fails to make
                 ------------------------------------
any payment of Rent required to be made by it hereunder, or fails to perform or comply with any of its agreements contained herein, then Lessor may itself make such payment or perform or comply with such agreement, and the amount of such payment and the amount of the reasonable expenses of Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Overdue Rate, shall be deemed Supplemental Rent, payable by Lessee upon demand.

     SECTION 19. MISCELLANEOUS.
                 -------------

         19.1  Waivers, Headings. No term or provision of this Lease may be
               -----------------
changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. The headings contained herein are for convenience and reference only and are not intended to define or limit the scope of any provisions of this Lease.

          19.2 Counterparts.  This Lease may be signed in one or more
               ------------
counterparts with the same effect as if the signatures to each counterpart were upon a single instrument.

          19.3 Agreement of Lease.  This Lease shall constitute an agreement to
               ------------------
lease, and nothing contained herein shall be construed as conveying to Lessee any right, title or interest in any Aircraft except as a lessee only.

          19.4 Governing Law.  This Lease shall in all respects be governed by,
               -------------
and construed in accordance with English law, including all matters of construction, validity and performance but without giving effect to its choice of law provisions.

          19.5 Benefit and Binding Effect.  The terms and provisions of this
               --------------------------
Lease shall inure to the benefit of and be binding on Lessor its successors and assigns and Lessee and its successors and permitted assigns.

          19.6 Further Assurances. Lessor and Lessee shall, from time to time, do and perform such other and further acts and execute and deliver any and all such other and further instruments as may be required by law or reasonably requested by the other party to establish, maintain and protect the respective rights and remedies of the other party and to carry out the intent and purpose of this Lease. In furtherance of and not in limitation of the foregoing and notwithstanding any breach or alleged breach by Lessor of its obligations hereunder, Lessee agrees that upon the expiration or earlier termination of this Lease to promptly execute upon Lessor's request a lease termination certificate or similar instrument in a form suitable for recordation with the CAA.

                        [This space intentionally left blank]

    IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease by their duly authorized representatives as of the date first above written.

UNITED STATES TRUST COMPANY                INTERNATIONALE NEDERLANDEN
OF NEW YORK, not in its                    AVIATION LEASE B.V.
individual capacity but
solely as Trustee of the
"AFG/British Airways Trust"


By:__[SIGNATURE APPEARS HERE]___        By:_____________________________

Title:___VICE PRESIDENT_________        Title:__________________________


THIS LEASE IS COUNTERPART NO. 1 OF THREE SERIALLY NUMBERED ORIGINAL
                             ---
EXECUTED COUNTERPART COPIES OF THIS LEASE. TO THE EXTENT, IF ANY, THAT THIS LEASE CONSTITUTES CHATTEL PAPER (AS SUCH TERM DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS LEASE MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN THE ORIGINAL EXECUTED COUNTERPART MARKED COUNTERPART NO.1.

     IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease by their duly authorized representatives as of the date first above written.


UNITED STATES TRUST COMPANY             INTERNATIONALE NEDERLANDEN
OF NEW YORK, not in its                 AVIATION LEASE B.V.
individual capacity but
solely as Trustee of the
"AFG/British Airways Trust"

By:                                     By: [signature appears here]
   ------------------------                ----------------------------

Title:                                  Title: [signature appears here]
      ---------------------                   -------------------------

THIS LEASE IS COUNTERPART NO. 1 OF THREE SERIALLY NUMBERED ORIGINAL EXECUTED COUNTERPART COPIES OF THIS LEASE. TO THE EXTENT, IF ANY, THAT THIS LEASE CONSTITUTES CHATTEL PAPER (AS SUCH TERM DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS LEASE MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN THE ORIGINAL EXECUTED COUNTERPART MARKED COUNTERPART NO. 1.

                                   EXHIBIT A
                                   ---------

                            DESCRIPTION OF AIRCRAFT
                            -----------------------

                          Model              Serial          CAA
Manufacturer          Configuration          Number          Reg. Mark
- ------------          -------------          ------          ---------

Lockheed Aircraft     L-1011-385-50          1145            G-BEAL
 Corporation



Number and Type                              Serial
of Engines                                   Number
- -------------                                ------

Rolls-Royce
RB211-22B

Engine 1                                     10453

Engine 2                                     10456

Engine 3                                     10532

                                   EXHIBIT B

                       ACCEPTANCE CERTIFICATE (INTERIM)

     This Acceptance Certificate (Interim) ("Certificate") is by and between United States Trust Company of New York, not in its individual capacity but solely as trustee of the "AFG/British Airways Trust" ("Lessor") and Internationale Nederlanden Aviation Lease B.V. ("Lessee") and relates to that certain Lockheed L-1011-385-50 aircraft MSN 1145, UK Registration Mark G-BEAL ("Aircraft").

     WHEREAS, Lessor and Lessee are entering into that certain Lease Agreement (G-BEAL) dated as of April 30, 1994 relating to the lease by Lessee of the Aircraft from Lessor; and

     WHEREAS, the Aircraft is currently stored at the facilities of Aero Tech in Roswell, New Mexico; and

     WHEREAS, Lessee has preliminarily inspected the Aircraft and based on such inspection believes that the Aircraft is substantially in condition required by Lessee to fully accept it for lease under the Lease but that Lessee will be unable to verify such conclusion until the Aircraft has been flown to the U.K., and an Integration Check by BA ("Integration Check") has been performed; and

     NOW THEREFORE, Lessor and Lessee hereby certify and agree as follows:

     1.   Acceptance. Lessee hereby provisionally accepts the Aircraft from
          ----------
Lessor and hereby agrees to promptly fly the Aircraft to London - Gatwick Airport (part of which flight will be used as a test flight of the Aircraft) and to there cause BA to perform the Integration Check, at Lessor's expense, to ascertain the condition of the Aircraft and its suitability for integration into the BA maintenance system.

     2.   The Lease. Lessor and Lessee hereby agree that except as otherwise set
          ---------
forth herein, from and after the execution of this Certificate, Lessee's possession and operation of the Aircraft shall be pursuant to all of the terms and conditions in the Lease, provided however that during the flight from
                             ----------------
Roswell, New Mexico to London - Gatwick Airport, no maintenance reserve shall be payable with respect to such flight pursuant to Section 8.14 and that no Basic Rent shall be payable as provided in Section 6.1 of the Lease until the Acceptance Certificate (Final) is executed by Lessee.

     3.   Final Acceptance. Upon the successful conclusion of the Integration
          ----------------
Check, as provided in Section 2.2 of the Lease, Lessee shall execute the Acceptance Certificate (Final) thereby accepting the Aircraft for lease under the Lease in all respects.

     4.  Failure to Accept.  In the event the Aircraft proves in the course of
         -----------------
the Integration Check not be in substantially the condition required for lease under the Lease, Lessee agrees to cause the Aircraft, at Lessor's expense, to be promptly repaired so that it meets such standards. In the event that it is determined that the Aircraft cannot be repaired on or before May 28, 1994 or that the aggregate, ordinary and reasonable costs of such repairs would exceed $500,000, either Lessee or Lessor may conclude upon written notice given to the other that the Aircraft cannot be accepted for lease and Lessee shall cause the Aircraft to be returned to Aero Tech at Roswell, New Mexico at the expense of the party making such determination. Upon its return to Aero Tech, Lessee shall have no further liability to Lessor under the Lease or otherwise with respect to the proposed leasing of the Aircraft by Lessee.

     5.  Defined Terms.  Capitalized terms not otherwise defined herein shall
         -------------
have the meaning given to such terms in the Lease.

     IN WITNESS WHEREOF, Lessee and Lessor have executed this certificate on May ____, 1994.

                                        United States Trust Company
                                         of New York, Trustee as aforesaid.

                                        By:____________________________

                                        Title:_________________________

                                        Internationale Nederlanden Aviation
                                         Lease B.V.

                                        By:____________________________

                                        Title:_________________________

                                   EXHIBIT C
                                   ---------

                                      to

                           Lease Agreement (G-BEAL)
                           ------------------------

                          dated as of April 30, 1994

                        ACCEPTANCE CERTIFICATE (FINAL)
                        ------------------------------

     Internationale Nederlanden Aviation Lease B.V. ("Lessee") hereby acknowledges that on the ___ day of May, 1994, United States Trust Company of New York, as Trustee of the "AFG/British Airways Trust" ("Lessor"), delivered for inspection to Lessee one (1) Lockheed L-1011-385-50 Aircraft, bearing Manufacturer's Serial Number 1145 and CAA Registration Mark G-BEAL, together with three (3) Rolls-Royce RB211-22B Engines, bearing manufacturer's serial numbers 10453, 10456 and 10532, together with all instruments, parts, and other equipment attached hereto or installed therein ("Parts"), in accordance with the Lease Agreement (G-BEAL) between Lessor and Lessee, dated as of April 30, 1994 (the "Lease").

     The undersigned hereby further acknowledges that: (i) it did conduct an inspection of the aforementioned Aircraft, Engines, and Parts as evidenced by
Schedule 1 hereto; (ii) the same are technically acceptable to it and in the condition for delivery and acceptance as required under the Lease; and (iii) the execution and delivery of this Acceptance Certificate (Final) signifies the technical acceptance by Lessee of the Aircraft under the Lease as reflected by
Schedule 1 and the acceptance of the Aircraft in all respects for lease under the Lease. Any outstanding discrepancies between the condition of the Aircraft at delivery and the condition of the Aircraft as required by the Lease Agreement as described in the Lease are noted in Schedule 3 hereto.

     IN WITNESS WHEREOF, this Acceptance Certificate (Final) has been executed and delivered at Gatwick Airport, United Kingdom, this ___ day of May, 1994.


                                                INTERNATIONALE NEDERLANDEN
                                                AVIATION LEASE B.V. (Lessee)


                                                By: ___________________________

                                                Title: ________________________

                                  SCHEDULE 1
                                      TO
                        ACCEPTANCE CERTIFICATE (FINAL)

                                Aircraft Status
                          Just Prior to Delivery Date
                          ---------------------------


1.  Airframe Heaviest Check ("D" Check or Equivalent):
    -------------------------------------------------

    Interval:
    Time Remaining:

2.  Airframe "C" Check (or Equivalent) (Phase C):
    --------------------------------------------

    Interval:
    Time Remaining:

3.  Landing Gear Overhaul:
    ---------------------

    Interval:



    Time Remaining:
         Hrs. Left Gear
         Hrs. Right Gear
         Hrs. Nose Gear

4.  Engines:
    -------

    Interval: On Condition

            Hot Section Inspection ("HSI"):
============================================================
     S/N           Time Since HSI*       Cycle since HSI*
- ------------------------------------------------------------

- ------------------------------------------------------------

- ------------------------------------------------------------

============================================================
*Times and cycles since Acceptance Borescope

    Interval: On Condition

    Cold Section Inspection ("CSI"):
=======================================================
    S/N         Time Since CSI*      Cycles Since CSI*

- -------------------------------------------------------


- -------------------------------------------------------


- -------------------------------------------------------


=======================================================
* Times and cycles since Acceptance Borescope


5.  Engines Time Remaining to First Restriction:
    -------------------------------------------


    Engine S/N:      ----------      Limiter:


    Hours:           ----------      ----------
    Cycles:          ----------      ----------


    Engine S/N:      ----------      Limiter:


    Hours:           ----------      ----------
    Cycles:          ----------      ----------


    Engine S/N:      ----------      Limiter:


    Hours:           ----------      ----------
    Cycles:          ----------      ----------


6.  Auxiliary Power Unit:
    --------------------

    On Condition

    Time Since Last APU    -------------
    Heavy Shop Visit:

    Date of Last APU       -------------
    Heavy Shop Visit:

                                  SCHEDULE 2
                                      TO
                        ACCEPTANCE CERTIFICATE (FINAL)


                         Manuals and Technical Records
                         -----------------------------

                                  SCHEDULE 3
                                      TO
                        ACCEPTANCE CERTIFICATE (FINAL)

Discrepancies (Append additional pages as required and initial each such page):
- -------------







INTERNATIONALE NEDERLANDEN                      UNITED STATES TRUST COMPANY
AVIATION LEASE B.V.                             OF NEW YORK AS TRUSTEE OF "AFG/
                                                BRITISH AIRWAYS TRUST"

By _________________________                    By _________________________

Title ______________________                    Title ______________________

Date _______________________                    Date _______________________

                                   EXHIBIT D
                                   ---------

                                      to

                           Lease Agreement (G-BEAL)
                           ------------------------

                          dated as of April 30, 1994


                        ACCEPTANCE CERTIFICATE (RETURN)
                        -------------------------------

     United States Trust Company of New York, as Trustee of the "AFG/British Airways Trust" ("Lessor"), hereby acknowledges that on the__day of_____, 199_, Internationale Nederlanden Aviation Lease B.V. ("Lessee") delivered for inspection to Lessor one (1) Lockheed L-1011-385-50 Aircraft, bearing Manufacturer's Serial Number 1145 and CAA Registration Mark G-BEAL, together with three (3) Rolls-Royce RB211-22B Engines, bearing manufacturer's serial numbers 10453, 10456 and 10532, together with all instruments, parts, and other equipment attached hereto or installed therein ("Parts"), in accordance with the Lease Agreement (G-BEAL) between Lessor and Lessee, dated as of April 30, 1994 (the "Lease").

     The undersigned hereby further acknowledges that: (i) it did conduct an inspection of the aforementioned Aircraft, Engines, and Parts as evidenced by
Schedule 1 hereto; (ii) the same are technically acceptable to it and in the condition for return and acceptance as required under the Lease; and (iii) the execution and delivery of this Acceptance Certificate (Return) signifies the technical acceptance by Lessor fo the Aircraft under the Lease as reflected by
Schedule 1 and the acceptance of the Aircraft as meeting in all respects (except as noted on the attached Schedule 1) the return conditions applicable to the Aircraft under the Lease. Any outstanding discrepancies between the condition of the Aircraft at delivery and the condition of the Aircraft as required by the Lease Agreement as described in the Lease are noted in Schedule 2 hereto.

     IN WITNESS WHEREOF, this Acceptance Certificate (Return) has been executed and delivered at Gatwick Airport, United Kingdom, this__day of___,199_.


                                      United States Trust Company of New York as
                                      Trustee of the "AFG/British Airways Trust"
                                      (Lessor)


                                      By:
                                         -------------------------------------


                                      Title:
                                            ----------------------------------

                                  SCHEDULE 1
                                      TO
                        ACCEPTANCE CERTIFICATE (RETURN)

                                Aircraft Status
                          Just Prior to Delivery Date
                          ---------------------------

1.   Airframe Heaviest Check ("D" Check or Equivalent):
     ------------------------------------------------

     Interval:
     Time Remaining:

2.   Airframe "C" Check (or Equivalent) (Phase C):
     --------------------------------------------

     Interval:
     Time Remaining:

3.   Landing Gear Overhaul:
     ---------------------

     Interval:


     Time Remaining:
        Hrs. Left Gear
        Hrs. Right Gear
        Hrs. Nose Gear

4.   Engines:
     -------

     Interval: On Condition

     Hot Section Inspection ("HSI"):
============================================================

      S/N         Time Since HSI*       Cycles Since HSI*
- ------------------------------------------------------------


- ------------------------------------------------------------


- ------------------------------------------------------------


============================================================

* Times and cycles since Acceptance Borescope

     Interval: On Condition

     Cold Section Inspection ("CSI"):
============================================================

      S/N         Time Since CSI*       Cycles Since CSI*
- ------------------------------------------------------------


- ------------------------------------------------------------


- ------------------------------------------------------------


============================================================

* Times and cycles since Acceptance Borescope

5.  Engines Time Remaining to First Restriction:
    -------------------------------------------

    Engine S/N:                      Limiter:
                  -------

    Hours:
                  -------            -------
    Cycles:
                  -------            -------

    Engine S/N:                      Limiter:
                  -------

    Hours:
                  -------            -------
    Cycles:
                  -------            -------

    Engine S/N:                      Limiter:
                  -------

    Hours:
                  -------            -------
    Cycles:
                  -------            -------

6.  Auxiliary Power Unit:
    --------------------

    On Condition


    Time Since Last APU
                          ----------
    Heavy Shop Visit:


    Date of Last APU
                          ----------
    Heavy Shop Visit:

                                  SCHEDULE 2
                                      TO
                        ACCEPTANCE CERTIFICATE (RETURN)

Discrepancies (Append additional pages as required and initial each such page):
- -------------

















INTERNATIONALE NEDERLANDEN            UNITED STATES TRUST COMPANY
AVIATION LEASE B.V.                   OF NEW YORK AS TRUSTEE OF "AFG/
                                      BRITISH AIRWAYS TRUST"

By ____________________               By _____________________

Title _________________               Title __________________

Date __________________               Date ___________________

                                   EXHIBIT E

                 GUARANTY OF THE OBLIGATIONS OF INTERNATIONALE
                 ---------------------------------------------
                        NEDERLANDEN AVIATION LEASE B.V.
                        -------------------------------

This Guaranty of the Obligations of Internationale Nederlanden Aviation Lease B.V ("Guaranty"), dated as of April 30, 1994, made by Internationale Nederlanden Lease Holding N.V., a Netherlands corporation ("Guarantor"),

                             W I T N E S S E T H:

     WHEREAS, Internationale Nederlanden Aviation Lease B.V., a Netherlands corporation ("Lessee") is desirous of leasing that certain Lockheed L-1011-385-50 Aircraft manufacturer's serial No. 1145 and U.K. Registration Mark (G-BEAL) (together with the Engines and related parts and records, the "Aircraft") from United States Trust Company of New York, not in its individual capacity but solely as Trustee of the "AFG/British Airways Trust" ("Lessor"); and

     WHEREAS, Lessor is willing to lease the Aircraft to Lessee under that certain Lease Agreement (G-BEAL) dated as of April 30, 1994 (the "Lease") but only if Lessee's obligations under the Lease are guaranteed by Guarantor.

     NOW, THEREFORE, in consideration of the premises and in order to induce Lessor, as requested by Guarantor, to enter into the Lease, Guarantor does hereby represent, covenant and agree with Lessor as follows:

1.   GUARANTY OBLIGATIONS
     --------------------

     1.1 Guarantor hereby absolutely and unconditionally, guarantees to Lessor the punctual and faithful payment and performance of all and singular of the Liabilities (as hereinafter defined) of Lessee to Lessor under the Lease (whether such Liabilities are now existing or arise hereafter); and the strict performance and observance by Lessee of all of the terms, covenants and conditions contained in the Lease, without reduction, deduction, diminution or offset of any kind. The obligations of Guarantor with respect to payments made hereunder shall be the same as those of the Lessee set forth in Section 15.2 of the Lease with respect to payments made under the Lease. As used herein, the term "Liabilities" includes, without limitation, any and all Rent, (including Supplemental Rent), Stipulated Loss Value, indemnity payments and other payments, indebtedness, liabilities, obligations and undertakings of Lessee to Lessor of every kind and description under the Lease

(including, also, without limitation, costs and expenses incurred by Lessor in attempting to collect or enforce any of the foregoing) accrued in each case to the date of payment hereunder.

     1.2 This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance by Lessee of the Liabilities and not of their collectibility only. The Liabilities and obligations of Guarantor hereunder may be enforced in full without any suit or action against Lessee or any other guarantor of any of the Liabilities, without regard or resort to any security or other means of obtaining payment of the Liabilities which Lessor may now or hereafter have or hold, and without the performance or occurrence of any other condition or contingency whatsoever; provided, however, that the exercise or attempted exercise, at any time or times, of any or all of such rights and remedies as Lessor may have against Lessee, or with respect to any security for liabilities or under any other guaranty of Liabilities shall not affect, reduce, modify or impair, in any manner whatsoever, the liabilities and obligations of Guarantor hereunder. Guarantor hereby expressly waives any right of set-off it may have with respect to its obligations hereunder. Upon the occurrence of any "Event of Default," as defined in Section 3.1 hereof (hereinafter an "Event of Default"), the liabilities and obligations of Guarantor hereunder shall, at the option of Lessor, become forthwith due and payable to Lessor, without demand or notice of any nature (except as set forth in Section 3.1.4), all of which are expressly waived by Guarantor. Guarantor waives notice of acceptance of this Guaranty, presentment, demand of payment, notice of nonpayment, protest and notice of protest with respect to the Liabilities and giving of notice of default or other notice to, or making any demand on, any party liable in any manner for the payment of the Liabilities.

     1.3 Guarantor hereby waives any and all suretyship defenses and defenses in the nature thereof; and agrees that enforcement of this Guaranty shall not be affected, reduced, modified or impaired by: (i) any dealing by Lessor with Lessee or anyone else who may now or hereafter become liable in any manner for any of the Liabilities, in such manner as Lessor, in its sole discretion, may deem fit; or (ii) if for any reason Lessee has no legal existence or is under no legal obligation to discharge any of the Liabilities; or (iii) if any bankruptcy, insolvency, reorganization or similar proceeding in respect of Guarantor or the Lessee shall have been commenced; or (iv) if, by operation of law or for any other reason, moneys included in the Liabilities have become recoverable from Lessee, or (v) if any security for any of the Liabilities or if any other guaranty thereof is invalid, ineffective or unenforceable. This Guaranty shall be binding upon Guarantor to the same extent as if Guarantor were at all times primarily obligated on the Liabilities.

     1.4 No setoff, counterclaim, reduction or diminution of any Liabilities, or any defense of any kind or nature, which Guarantor has or may have against Lessee, shall be available hereunder to Guarantor against Lessor.

     1.5 This Guaranty shall remain in full force and effect regardless of any payment hereunder or of any reduction in, or modification or alteration of the Liabilities including, without limitation, the extension of the maturity of any of the Liabilities, until such time as all the Liabilities and all liabilities and obligations of Guarantor hereunder has been paid and performed in full. Guarantor's obligations under this Guaranty shall be immediately extinguished upon the full, complete and faithful performance by Lessee or Guarantor of all of the Liabilities, provided however, so long as this Guaranty remains in force,
                    -------- -------
as aforesaid, Guarantor will not, by paying any sum recoverable hereunder (whether or not demanded by Lessor) or by any means or on any other ground, claim any set-off or counterclaim against Lessee in respect of any liability of Guarantor to Lessor or, in bankruptcy or insolvency proceedings of any nature, prove in competition with Lessor in respect of any payment hereunder or be entitled to have the benefit of any counterclaim or proof of claim or dividend or payment by or on behalf of Lessee or the benefit of any other security for any of the Liabilities which , now or hereafter, Lessor may hold or in which it may have any share. All payments by Guarantor hereunder shall by made in lawful money of the United States of America in immediately available funds.

     1.6 If for the purpose of Lessor obtaining judgment in any court in any country with respect to the Liabilities it becomes necessary to convert into any currency (herein called a "Judgment Currency") other than United States dollars
                           -------- --------
any amounts payable hereunder or other sum payable by Guarantor under this Guaranty, then such conversion shall be made at the Rate of Exchange (as defined herein) prevailing one banking day before the day on which judgment is given. For this purpose, "Rate of Exchange" means in respect of the Lessor the rate at
                   ----------------
which the Lessor is able on the relevant date of conversion to purchase the relevant sum of United States dollars as aforesaid with the Judgment Currency. In the event that there is a change in the Rate of Exchange prevailing between the banking day before the day on which the judgment is given and the actual date of payment of the amount due, Guarantor agrees to pay such additional and/or lesser amounts as the case may be (if any) as may be necessary to ensure that the amount thus paid on such date is the amount in the Judgment Currency which when computed at the Rate of Exchange prevailing on the date of payment is the amount then due and payable under the Guaranty in United States dollars before conversion into the Judgment Currency was made. Any amount due from Guarantor under this Section shall be due and payable as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Guaranty.

        1.7 Guarantor agrees that notwithstanding the payment of the Liabilities, the liability of Guarantor hereunder shall continue and remain in full force and effect in the event all or any part of any such payment is recovered from Lessor as a preference or fraudulent transfer under any bankruptcy or other applicable law.

        1.8 Guarantor shall have no right of subrogation with respect to any rights Lessor may have against Lessee or against any security which the Lessor may hold unless and until the Liabilities have been paid or performed in full.

        1.9 Guarantor consents that, without the necessity of any reservation of rights against it and without notice to or further assent by it (i) the obligations and liabilities of Lessee and any other party or parties for or upon any of the Liabilities, or any collateral security therefor may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised or released by Lessor; (ii) any and all collateral security at any time held by Lessor for payment of the Liabilities may be sold, exchanged or released, all without notice to or further assent by the Guarantor, who will remain bound hereunder, notwithstanding any such renewal, extension, modification, acceleration, compromise, sale or exchange or release; and (iii) the covenants and agreements of Lessee contained in the Lease may at any time be amended, modified, supplemented or terminated in whole or in part; all as Lessor may deem advisable from time to time without impairing, abridging, releasing or affecting the obligations of the Guarantor hereunder.

II.   REPRESENTATIONS AND WARRANTIES
      ------------------------------

        Guarantor hereby represents and warrants to Lessor as follows that as of the date hereof:

        2.1 (a) Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the Netherlands, is duly qualified to do business and is in good standing in each jurisdiction where the character of its business and the ownership of its property, as now conducted or owned or as proposed to be conducted or owned, requires such qualification; has all requisite power and authority, corporate and otherwise, to conduct its business and to own its property, as now conducted or owned or as proposed to be conducted or owned;

          (b) The execution, delivery and performance by Guarantor of this Guaranty has been duly authorized by all necessary corporate action on the part of Guarantor, has been duly executed and delivered by Guarantor,, are not inconsistent with its charter documents or By-Laws, do not violate any law or governmental rule, regulation or order applicable to Guarantor, do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which it is bound and, upon execution and delivery hereof, will constitute a legal, valid and binding agreement of Guarantor, enforceable in accordance with its terms;

          (c) No consent or approval by any governmental authority or agency is required with respect to the execution, delivery and performance by Guarantor of this Guaranty;

          (d) There are no litigations or proceedings pending or, to the knowledge of Guarantor threatened against it which may have a materially adverse effect on Guarantor or which would prevent or hinder the performance by it of its obligations hereunder;

          (e) Guarantor is not in material default under any agreement, contract, ordinance, decree, bond, note, mortgage, indenture, order or judgment to which it is a party or by which any of its properties or assets owned by it or used in the conduct of its business is affected; and

          (f) There has been no material adverse change in the operating or financial condition of Guarantor since the financial statements of Guarantor dated December 31, 1993.

III. DEFAULT
     -------

     3.1 The following described events shall constitute "Events of Default" hereunder:

          3.1.1 An "Event of Default" as defined in the Lease shall occur and remain unremedied.

          3.1.2  Guarantor shall:

          (a) admit its inability to pay its debts generally as they become due or otherwise acknowledging its insolvency;

          (b) file a petition in bankruptcy or for reorganization or for the adoption of an arrangement under the bankruptcy law of the United States of America, or any other jurisdiction which relates to the liquidation or reorganization of companies or the modification or alteration of the rights of creditors, (each such law, as from time to time in effect, being sometimes referred to as a "bankruptcy act", each as now or in the future amended) or an answer or other pleading admitting or failing to deny the material allegations of such a petition or seeking, consenting to or acquiescing in the relief therein provided;

          (c) make an assignment, or so-called trust mortgage or the like, for the benefit of its creditors or by its making a proposal to its creditors under any bankruptcy act;

          (d) consent to the appointment of a receiver or a trustee (or other person performing a similar function) for all or a substantial part of its property;

          (e)  be adjudicated a bankrupt;

          (f) suffer the entry of, or be the subject of, a court order which shall not be vacated, set aside or stayed within 60 days from the date of entry,
(i) appointing a receiver or a trustee for all or a substantial part of its property, or (ii) approving a petition filed or application made against or for, or effecting an arrangement in bankruptcy or for a reorganization or other relief pursuant to any bankruptcy act or for any other judicial modification or alteration of the rights of creditors;

          (g) have all or a substantial part of its property taken into custody or be sequestrated by a court of competent jurisdiction, which custody or sequestration shall not be suspended or terminated within 60 days (or such longer period as the Lessor may agree in writing) from its inception.

          3.1.3 Any representation or warranty made in writing by Guarantor in this Guaranty, or in any certificate or written disclosure delivered in connection with this Guaranty shall prove to have been false or incorrect in any material respect on the date of such representation or warranty.

          3.1.4 Guarantor shall be in default in the observance or performance or any other covenant, condition or agreement to be observed or performed by Guarantor hereunder five (5) days after written notice thereof from Lessor.

          3.2 Upon the occurrence of an Event of Default, Lessor may, by notice to Guarantor, declare this Guaranty to be in default and may exercise any of the following remedies:

        Lessor may:

                 (a) Proceed by appropriate court action either at law or in equity to enforce performance by Guarantor of the covenants and terms of this Guaranty and to recover damages for the breach thereof; and
                                     -6-

               (b) Guarantor shall be liable for all attorneys' fees and disbursements and other costs and expenses whatsoever incurred by the Lessor by reason of the occurrence of any Event of Default or by reason of the exercise by the Lessor of any remedy hereunder, including without limitation thereto, any costs and expenses incurred by the Lessor in connection with any retaking of the Aircraft and the placement of the Aircraft in the condition required by Section 9 of the Lease.

Lessor's remedies are, except as indicated herein, cumulative and not exclusive, and are in addition to all remedies at law or in equity. No failure by Lessor to declare a default shall constitute a waiver of such default or restrict Lessor's ability to declare a default at a later date.

IV.  MISCELLANEOUS
     -------------

     4.1 No provision of this Guaranty can be changed, waived, discharged or terminated except by an instrument in writing signed by Lessor and Guarantor expressly referring to the provision of this Guaranty to which such instrument is related; and no such waiver shall extend to, affect or impair any right with respect to any liability or obligation which is not expressly dealt with therein. No course of dealing or delay or omission on the part of Lessor in exercising any right or remedy hereunder, shall operate as a waiver thereof or otherwise be prejudicial thereto. The rights and remedies of Lessor hereunder are cumulative and not exclusive of any other rights and remedies under any other guaranty by Guarantor or under applicable law, and all such rights and remedies may be exercised singly or concurrently.

     4.2 Any demand or notice hereunder to Lessor or Guarantor shall be in writing and shall be effective when delivered to Lessor or Guarantor, as the case may be, or when sent by certified or registered mail, return receipt requested, or delivered to a telegraph company, or sent by telex or facsimile, addressed to Lessor at its address for notices set forth in the Lease or to Guarantor at its address specified below, or if Lessor or Guarantor has received written notice of a change of address of the other, to the last address of which notice has actually been received by Lessor or Guarantor.

     4.3 This Guaranty shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and shall be binding upon Guarantor and its successors and assigns, and shall inure to the benefit of Lessor and its successors and assigns.

     4.4 This Guaranty can be assigned by Lessor if the Lease is assigned pursuant to its terms and shall be fully enforceable to the same extent as if made to Lessor's assignee. This Guaranty cannot be assigned by Guarantor without the prior written consent of Lessor.

     4.5 Guarantor agrees to execute and deliver at Lessor's cost all documents and perform all acts reasonably requested by Lessor so as to permit Lessor to exercise and enjoy its rights hereunder, including, without limitation the delivery of opinions, certificates and consents to assignment.

     4.6 All capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Lease.

     4.7 Guarantor hereby agrees that any legal action or proceeding with respect to this Guaranty, or to enforce any judgment obtained against the Guarantor with respect to the Guaranty, may be brought by the Lessor in the courts of the Commonwealth of Massachusetts, in the United States federal courts of the Commonwealth of Massachusetts, or in the courts of any other appropriate jurisdiction as Lessor may elect and by execution and delivery of this Guaranty the Guarantor irrevocably submits to each such jurisdiction and service of process as provided by law but only for the purpose of bringing any legal action or proceeding with respect to this Guaranty or enforcing any judgment obtained against the Guarantor with respect to this Guaranty.

          In addition, with respect to any action or proceeding within the jurisdictions of the courts of the Commonwealth of Massachusetts and of the United States federal courts in the Commonwealth of Massachusetts, the Guarantor hereby irrevocably consents to the service of process out of said Massachusetts or United States courts in any such action or proceeding by the mailing thereof by United States registered mail to it at c/o ING Aviation Lease, Corner Office, Karspeldreef 14, 1101 CK AMsterdam-Zuidoost, The Netherlands. Final judgment against the Guarantor (a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness of the Guarantor therein described) in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.

     IN WITNESS WHEREOF, Guarantor by its duly authorized representative has executed this Guaranty as of the day and year first above written.

Internationale Nederlanden Lease Holding N.V.


By:
   ------------------------

Title:
      ---------------------

                                   EXHIBIT F
                                      to
                           Lease Agreement (G-BEAL)
                           ------------------------

                          dated as of April 30, 1994

                           ACCEPTANCE FLIGHT REPORT
                           ------------------------


DATE_______STATION_________TIME OUT________IN__________AIRCRAFT NO.__________
REASON FOR FLIGHT____________________________________________________________
_________________________________REQUESTED BY________________________________

CHECK ITEMS AND RECORD DATA APPROPRIATE TO FLIGHT AND TYPE. INDICATE CHECKS PERFORMED WITH "[check mark]" IF SATISFACTORY OR "X" OF UNSATISFACTORY.

PREFLIGHT
- ---------

1.  BATTERY(IES) AND EMERGENCY/STANDBY POWER CHECK..................... _______
2.  FIRE/O'HEAT WARNING TEST........................................... _______
3.  FUELING, CONTROLS AND INDICATORS................................... _______

    =======================================    ================================
    4. FUEL QUANTITY/TEMP__________             5. ALTIMETERS (SET QNH)
    ---------------------------------------    --------------------------------
    TANK    STICK    EXT. GAGE    F/S GAGE      QNH
    ---------------------------------------    --------------------------------
                                                FIELD ELEV.
    ---------------------------------------    --------------------------------
                                                CAPT. #1
    ---------------------------------------    --------------------------------
                                                CAPT. #2
    ---------------------------------------    --------------------------------
                                                STANDBY
    ---------------------------------------    --------------------------------
                                                F/O
    ---------------------------------------    --------------------------------
                                                CAPT. RADIO
    ---------------------------------------    --------------------------------
    TOTAL                                       F/O RADIO
    =======================================    ================================

=========================    ========================    =======================
 6. HYDRAULIC FLUID           7. OIL                     8. APU
- -------------------------    ------------------------    -----------------------
 SYSTEM    QUANTITY           ENGINE     QUANTITY        EGT
- -------------------------    ------------------------    -----------------------
                              1                          N\\1\\/N\\2\\
- -------------------------    ------------------------    -----------------------
                              2                          VOLTS
- -------------------------    ------------------------    -----------------------
                              3                          FREQ.
- -------------------------    ========================    -----------------------
                                                         LOAD
=========================                                -----------------------

                                                         =======================

  ===============     ==================      =========================
  9. OXYGEN PRESS     10. RAIN REPELLENT      11.  RECORDER  VOICE  FLT
  ---------------     ------------------      -------------------------
  CREW                                        OPERATION
  ---------------     ------------------      -------------------------
  PAX                                         TAPE
  ===============     ==================      =========================

12.  ADI SLIP INDICATORS

         ====================      ====================
         ====================      ====================
                  CAPT.                     CAPT.

  A.  EXTERIOR CONDITION, AERODYNAMIC CLEANNESS AND
      APPEARANCE ............................................  ____
  B.  INTERIOR CONDITION AND APPEARANCE .....................  ____
  C.  SEATS, BELTS AND HARNESSES ............................  ____
  D.  WINDOWS, WINDSHIELDS, VISORS AND SHADES ...............  ____
  E.  DOORS, HATCHES, STAIRS AND SLIDES .....................  ____
  F.  GALLEYS AND LAVATORIES ................................  ____
  G.  LANDING GEAR VIEWERS AND INDICATORS ...................  ____
  H.  PLACARDS, DOCUMENTS, MANUALS, LOGBOOKS, CHARTS AND ....  ____
      CHECKLISTS  ...........................................  ____
  I.  EMERGENCY EQUIPMENT ...................................  ____
  J.  OXYGEN MASKS AND OPERATION ............................  ____
  K.  LIGHTS, NORMAL AND EMERGENCY ..........................  ____
  L.  PROBES, SENSORS, VORTEX GENERATORS AND STATIC
      DISCHARGES ............................................  ____
  M.  PITOT/STATIC PORTS, DRAINS AND BLOWOUT DISCS ..........  ____

14.  LANDING GEAR, BRAKES AND ACCUMULATORS ..................  ____
15.  FLIGHT CONTROLS, TRIM FLAPS AND SLATS (MTC) ............  ____
16.  ELECTRICAL SYSTEM ......................................  ____
17.  HYDRAULIC SYSTEM .......................................  ____
18.  FUEL SYSTEM ............................................  ____
19.  AIR CONDITIONING/BLEEDS/PRESSURIZATION .................  ____
20.  ICE AND RAIN PROTECTION ................................  ____
21.  ALTITUDE ALERT SYSTEM ..................................  ____
22.  GPWS TEST ..............................................  ____
23.  STALL WARNING ..........................................  ____
24.  AURAL WARNINGS .........................................  ____
25.  COMMUNICATIONS .........................................  ____
26.  INSTRUMENTS AND SWITCHING ..............................  ____
27.  NAVIGATION SYSTEMS .....................................  ____
28.  AFCS ...................................................  ____

ENGINE START/TAXI
- -----------------

1.   ENGINE START AND IDLE
     OAT ______ PA _______ APU START AIR PRESS ______

================================================================================
      MIN  STARTER     EGT                                OIL   OIL   FLT
 ENG  AIR  CUTOUT  PEAK/STABLE  N\\1\\  N\\2\\       F/F  PRES  TEMP  IDLE  CDE
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------


================================================================================

2.   HYDRAULICS AND BRAKES.............................................  _______
3.   STEERING CONTROL WHEEL AND RUDDER PEDAL...........................  _______
4.   YAW DAMPERS.......................................................  _______
5.   FLIGHT CONTROLS AND POSITION INDICATORS...........................  _______
6.   WING TAI GROUND TEST..............................................  _______
7.   PRESSURIZATION....................................................  _______
8.   AUTO PACK TRIP....................................................  _______
9.   CSD OIL COOLER....................................................  _______
10.  T.O. CONFIGURATION WARNING........................................  _______
11.  EPR/N\\1\\ COMPUTER...............................................  _______
12.  ENGINE ACCELERATION CHECK.........................................  _______

      =================
        ENG.    SECS.            NOTE:
      -----------------
         1                       . TIME TO 90% N\\1\\
      -----------------
         2                       . BLEEDS OFF
      -----------------
         3                       . ONE SECOND THROTTLE ADVANCE
      =================

TAKEOFF AND CLIMB
- -----------------

1.   TAKEOFF  OAT. ______  PA ______  CHART EPR/N\\1\\ ______

==================================================================  ============
                                           OIL   OIL                  THROTTLE
 ENG  EPR  N\\1\\  EGT  N\\2\\       F/F  PRESS  TEMP       BLEED     STAGGER
- ------------------------------------------------------------------  ------------

- ------------------------------------------------------------------  ------------


- ------------------------------------------------------------------  ------------

                                                                     1   2   3
==================================================================  ============

 2.   GEAR RETRACTION ____ SECS.  TAIL SKID ____...........  ____
 3.   ENGINE ANTI-ICE .....................................  ____
 4.   WINGS/TAIL ANTI-ICE .................................  ____
 5.   INSTRUMENT SWITCHING ................................  ____
 6.   FLIGHT CONTROLS, NORMAL/ABNORMAL OPERATION AND TRIM .  ____
 7.   YAW DAMPERS .........................................  ____
 8.   PRESSURIZATION ......................................  ____
 9.   FUEL SYSTEM AND HEAT ................................  ____
10.   ALTERNATIVE STATIC SOURCES ..........................  ____
11.   COMPASS HEADINGS ....................................  ____


       ==================================
        CAPT HSI   090   180   270   360
       ----------------------------------
        F/O HSI
       ----------------------------------
        STANDBY
       ==================================

CRUISE AND DESCENT
- ------------------

1.      STABILIZE AT NORMAL CRUISE M _____ FL310 OR ABOVE, A/P ON
        PA _____ GW _____ RAT/TAT _____ SAT _____
        CHART EPR _____ N\\1\\ _____ IAS _____
        CAPT IAS _____ M _____ CAPT #1 ALT _____ F/O ALT _____
        F/O IAS _____ M _____ CAPT #2 ALT _____ STDBY ALT _____

==========================================================   ===========
                                         OIL   OIL             THROTTLE
  ENG  EPR  N\\1\\  EGT  N\\2\\    F/F  PRESS TEMP   BLEED     STAGGER
- ----------------------------------------------------------   -----------

- ----------------------------------------------------------   -----------

- ----------------------------------------------------------   -----------
                                                              1   2   3
==========================================================   ===========

2.     ELECTRICAL

=======================================     =====================
       KW                     IDG/CSD
                              -------
  AC  LOAD  KVAR  VOLTS  FREQ  IN  R           DC   VOLTS   LOAD
- ---------------------------------------     ---------------------
  1
- ---------------------------------------     ---------------------
  2
- ---------------------------------------     ---------------------
  3
=======================================     ---------------------

                                            ---------------------

                                            =====================

3. HYDRAULIC                           4. PRESSURIZATION

==================================     =========================================
 SYS         PRESS           QUAN       AUTO (ISOBARIC)
- ----------------------------------     -----------------------------------------
                                        AUTO MAX/STDBY
- ----------------------------------     -----------------------------------------
                                        RELIEF
- ----------------------------------     -----------------------------------------
                                        ALTITUDE WARNING
- ----------------------------------     -----------------------------------------
                                        ALTITUDE LIMITING
==================================     -----------------------------------------
                                        RATE CONTROL
                                       -----------------------------------------
                                        ALTITUDE SEL CALIBRATION
                                       =========================================
                                          NOTE: IF OXYGEN MASK DORP REQUIRED
                                          TAPE DOORS (B727)

5.  CABIN LEAKAGE CHECK, SINGLE PACK OPERATION ........................ _______

6.  AIR CONDITIONING, AUTO, MANUAL AND DISTRIBUTION ................... _______

7.  APFDS, TURNS, MANUAL, HEADING, NAV CAP AND TRACK .................. _______

8.  NAVIGATION, VOR, ADF .............................................. _______

9.  FLIGHT INSTRUMENTS ................................................ _______

10. COMMUNICATIONS, VHF, HF AND SELCAL ................................ _______

11. ATC TRANSPONDERS, ALT REPORTING ................................... _______

12. AIRCRFT TRIM ....... CLEAN CONFIGURATION .......................... _______

    .  FUEL LOAD BALANCED AND THRUST EVEN
    .  TRIM AIRCRAFT TO FLY HANDS OFF ..... SPOILERS FLUSH? ______

    .  RECORD TRIM POSITIONS (CIRCLE L or R)
    .  AILERON ______ UNIT(S) L R _______ RUDDER _______ UNIT(S) L R

    .  IF MORE THAN ONE UNIT AILERON OR RUDDER TRIM
       REQUIRED ...... PERFORM FOLLOWING CHECK AND RECORD DATA

================================================================================
 USE CAPT      BOTH TRIM ZERO     RUDDER TRIM ZERO       AILERON TRIM ZERO
 ADI BALL    CONTROL WHEEL TILT  AILERON TRIM (UNITS)   RUDDER TRIM (UNITS)
- --------------------------------------------------------------------------------
             ___ *LR WING DOWN   ___ *LR WING DOWN      ___ *LR NOSE
           ---------------------------------------------------------------------
200K

- --------------------------------------------------------------------------------
             ___ *LR WING DOWN   ___ *LR WING DOWN      ___ *LR NOSE
           ---------------------------------------------------------------------
250K

- --------------------------------------------------------------------------------
             ___ *LR WING DOWN   ___ *LR WING DOWN      ___ *LR NOSE
           ---------------------------------------------------------------------
300K

================================================================================

13.  MMO/VMO WARNING .... KIAS                   14.  STICK SHAKER .... KIAS
                                                      OW_______
=============================================    ===============================
   FL350 TO 300            BELOW FL 250            FLAPS   CHART   CAPT   F/O
- ---------------------------------------------    -------------------------------
  ALT____CHART____        ALT____CHART____
- ---------------------------------------------    -------------------------------
  CAPT  A                 CAPT  A
- ---------------------------------------------    -------------------------------
        B                       B
- ---------------------------------------------    -------------------------------
  F/O   A                 F/O   A
- ---------------------------------------------    -------------------------------
        B                       B
=============================================    ===============================

15.  SPEED BRAKES.......................................................  ______
16.  DESCENT ENGINE IDLE AND ACCELERATION...............................  ______
17.  RADAR, STABILIZATION, PITCH, MAPPING...............................  ______


APPROACH/LANDING/TAXI
- ---------------------

1.   WARNING HORNS AND CUTOUTS..........................................  ______
2.   ALTERNATE LANDING GEAR EXTENSION...................................  ______
3.   ALTERNATE FLAP EXT______RET______..................................  ______
4.   SPEED COMMAND, SRS, AUTOTHROTTLES..................................  ______
5.   APFDS, APPROACH AND AUTOLAND.......................................  ______
6.   RADIO ALTIMETERS...................................................  ______
7.   GPWS...............................................................  ______
8.   WINDSHIELD WIPERS/WASHERS AND RAIN REPELLENT.......................  ______
9.   RUDDER LIMITING....................................................  ______
10.  NORMAL GEAR EXTENSION AND NOSE STEERING............................  ______
11.  SPOILER ACTUATION..................................................  ______
12.  BRAKES, AUTO, ANTI-SKID, ALTERNATE.................................  ______
13.  THRUST REVERSERS...................................................  ______
14.  APU................................................................  ______
15.  PARKING BRAKES, APPLICATION AND RELEASE............................  ______
16.  TOTAL FUEL REMAINING...............................................  ______


- --------------------------------------------------------------------------------
   FLIGHT CREW COMMENTS          CORRECTIVE ACTION           ACCOMPLISED BY:
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
FLIGHT CREW COMMENTS            CORRECTIVE ACTION            ACCOMPLISHED BY:
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
                                   ALL ITEMS SIGNED
                                                    ----------------------------

COMPLETED BY:__________________________
APPROVED BY:___________________________